UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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BAKER HUGHES, a GE company
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Letter to Our Stockholders

On behalf of Baker Hughes, a GE company's Board of Directors, it is my pleasure to invite you to the 2019 Annual Meeting of Stockholders.

2018 Progress

2018 marked BHGE's first full year as a combined company and it was a year of significant change and progress for us. We moved beyond the initial integration phase into the next chapter for BHGE. With our differentiated fullstream portfolio, we earned a number of important customer wins. We created an innovative commercial partnership with Abu Dhabi National Oil Company and with NVIDIA and we launched a new subsea vision called Subsea Connect.

We also took the next step in our separation from our majority stockholder, GE. In November, they reduced their ownership from approximately 62.5% to approximately 50.4%, and we reached critical commercial agreements with GE that position our company for the future. The market environment changed significantly as we progressed through the year. Through these changes, we stayed focused and delivered on our priorities of gaining market share, running the company better to improve margin rates and improving cash generation. While there is more work to do, I am very pleased with how we executed for our customers and stockholders.

Bringing Energy Forward

We developed a comprehensive growth strategy to position us well to deliver on customer needs and long-

term energy expectations called our "50-50-50" strategy, which consists of bold targets: 50% improvement in core competitiveness, or the cost of doing business; 50% improvement in productivity; and 50% improvement in industrial yield. The strategy is making us more competitive and helping us win in the marketplace.

In early 2019, we announced our commitment to reducing CO2 equivalent emissions 50% by 2030 and to net-zero by 2050. We know that we can and should play an important role in reducing our environmental impact in our own operations. We also believe we can be an important partner in our customers' efforts to reduce their operational carbon footprint by developing and delivering lower carbon products and services. We are investing in new technologies and will continue to employ a broad range of emissions reduction initiatives across manufacturing, supply chain, logistics, energy sourcing and generation.

Board Member Changes

I want to thank Martin Craighead, who is retiring this year, for his service on our Board. His guidance and partnership have been invaluable as we have worked to build this great Company.

Thank you for your continued support and investment in Baker Hughes, a GE company.

Sincerely,

Lorenzo Simonelli Chairman, President & Chief Executive Officer

Notice of 2019 Annual Meeting of Stockholders

WHEN		Friday, May 10, 2019 9:00 a.m. Central Daylight Time	How to Vote in Advance
WHERE		2001 Rankin Road Baker Street Conference Room Houston, Texas 77073	EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO VOTE IN ADVANCE OF THE MEETING USING ONE OF THESE VOTING METHODS
AGENDA	Proposal 1	The election of directors	)	Registered Holders 1-855-658-0965 Beneficial Holders 1-800-454-8683
	Proposal 2	An advisory vote related to the Company’s executive compensation program
	Proposal 3	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2019	:	Registered Holders www.proxypush.com/BHGE Beneficial Holders www.proxyvote.com
		Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof	+	Mail your signed proxy card or voting instruction to the address listed on the envelope
WHO CAN VOTE		Holders of Baker Hughes, a GE company Class A Common Stock and Class B Common Stock at the close of business on March 15, 2019
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCK HOLDERS TO BE HELD ON MAY 10, 2019
Baker Hughes, a GE company's 2019 Proxy Statement and 2018 Annual Report are available on the Internet:

Registered Holders
www.proxydocs.com/BHGE

Beneficial Holders
www.proxyvote.com

MEETING ATTENDANCE		Photo identification and evidence of share ownership are required to attend the meeting. You may find additional information under "General Information" on page 63
DATE OF MAILING		A Notice of Internet Availability of Proxy Materials will be mailed on or about March 25, 2019
Record Date
The Board of Directors of Baker Hughes, a GE company (the "Company," "BHGE," "we," "us" or "our") has fixed March 15, 2019 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at the meeting and any reconvened meeting after an adjournment thereof, and only holders of Class A Common Stock and Class B Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at the meeting and any reconvened meeting after an adjournment.
Proxy Voting
You are invited to attend the meeting in person. Whether or not you plan to attend in person, we urge you to promptly vote your shares by telephone, by the Internet or, if this proxy statement ("Proxy Statement") was mailed to you, by completing, signing, dating and returning it as soon as possible in the enclosed postage prepaid envelope in order that your vote may be cast at the Annual Meeting of the Stockholders (the "Annual Meeting"). You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy.

By order of the Board of Directors,

Lee Whitley
Houston, Texas, March 25, 2019	Associate General Counsel and Corporate Secretary

Table of Contents

1	Proxy Statement Summary

6	Proposal No. 1 Election of Directors
14	Corporate Governance
14	Controlled Company Status
15	Stockholder Engagement
15	Stockholder Communications with the Board of Directors
15	The Board's Leadership Structure
16	Risk Oversight
17	CEO and Senior Management Succession Planning
17	Board Attendance
17	Director Independence
18	Committees of the Board
19	Code of Conduct
20	Director Compensation
22	Stock Ownership
24	Charitable Contributions
24	Certain Relationships and Related Party Transactions
28	Compensation Discussion and Analysis
29	Executive Summary
32	Total Direct Compensation for NEOs
38	Other Elements of Compensation
40	Decision-Making Process and Key Inputs
42	Additional Compensation Program Features and Policies
43	Compensation Committee Report
44	Summary Compensation Table
47	Grants of Plan-Based Awards in 2018
48	Outstanding Equity Awards at Fiscal Year-End
50	Option Exercises and Stock Vested
50	Pension Benefits
51	Nonqualified Deferred Compensation
51	Potential Payments Upon Change in Control or Termination
57	CEO Pay Ratio Disclosure

57	Compensation Committee Interlocks and Insider Participation
58	Proposal No. 2 Advisory Vote on Executive Compensation
59	Audit Committee Report
60	Fees Paid to KPMG LLP, KPMG S.p.A. and Deloitte & Touche LLP
62	Proposal No. 3 Ratification of the Company's Independent Registered Public Accounting Firm
63	General Information
63	Information About the Notice of Internet Availability of Proxy Materials
63	Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 10, 2019
63	Stockholder of Record; Shares Registered in Your Name
63	Beneficial Owner; Shares Registered in the Name of the Broker, Bank or Other Agent
63	Voting
64	Solicitation of Proxies
64	Attendance
64	Householding
64	Annual Report
65	Incorporation by Reference
65	Stockholder Proposals
65	Other Matters
66	Voting Securities
A-1	Reconciliation of GAAP Measures to non-GAAP Measures

Proxy Statement Summary

This Proxy Statement Summary highlights information contained elsewhere in this Proxy Statement, which is first being made available to stockholders on or about March 25, 2019. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

2019 Annual Meeting Information

Date: May 10, 2019	Time: 9:00 a.m. Central Daylight Time	Place: 2001 Rankin Road Baker Street Conference Room Houston, Texas 77073

How to Vote in Advance

EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO VOTE IN ADVANCE OF THE MEETING USING ONE OF THESE VOTING METHODS
)	Registered Holders 1-855-658-0965 Beneficial Holders 1-800-454-8683	:	Registered Holders www.proxypush.com/BHGE Beneficial Holders www.proxyvote.com	+	Mail your signed proxy card or voting instruction to the address listed on the envelope
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING OF STOCK- HOLDERS TO BE HELD ON MAY 10, 2019
Baker Hughes, a GE company's Proxy Statement and 2018 Annual Report are available for registered holders at www.proxydocs.com/BHGE and beneficial holders at www.proxyvote.com.

Matters to be Voted Upon

NO.	PROPOSAL	BOARD RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
1	The election of directors	FOR each nominee	6
2	An advisory vote related to the Company’s executive compensation program	FOR	58
3	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2019	FOR	62

BHGE Ownership Structure
On July 3, 2017, we closed the business combination to combine the oil and gas business (“GE O&G”) of General Electric Company (“GE”) and Baker Hughes Incorporated ("BHI"), creating a world-leading, fullstream oilfield technology provider that has a unique mix of equipment and service capabilities. As a result of the combination, substantially all of the business of GE O&G and BHI was transferred to a subsidiary of the Company, Baker Hughes, a GE company, LLC ("BHGE LLC").

GE holds its voting interest through our Class B Common Stock and its economic interest through a corresponding number of Common Units of BHGE LLC. The rights (including voting rights) of our Class A Common Stock and Class B Common Stock are identical; provided that Class B Common Stock has no economic rights.

In June 2018, GE announced its intention to pursue an orderly separation from BHGE over time. In November 2018, we completed an underwritten secondary public offering in which GE and its affiliates sold 101.2 million shares of our Class A Common Stock that were converted from Class B Common Stock. Also, in November 2018, we repurchased 65.0 million BHGE LLC Units. As a result of the secondary offering and the repurchase, GE's economic interest in BHGE LLC was reduced from approximately 62.5% to approximately 50.4%.

BHGE 2019 Proxy Statement | 1

2018 Business Highlights

$23.9B ORDERS	$22.9B REVENUE	$0.7B OPERATING INCOME	$1.4B ADJUSTED OPERATING INCOME *	$1.8B CASH FLOW FROM OPERATING ACTIVITIES	$1.2B FREE CASH FLOW *
* Adjusted operating income and free cash flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in this Proxy Statement as Annex A.

Progress on 2018 Financial and Strategic Priorities

Developed "50-50-50," a comprehensive growth strategy that includes three core pillars:
- 50% improvement in core competitiveness
- 50% improvement in productivity and efficiency
- 50% increase in industrial yield
Made significant progress on our 2018 financial priorities of growing market share, increasing margin rates and increasing free cash flow conversion

Secured important wins and partnerships with key customers such as ADNOC, an integrated services contract with Equinor, an integrated services contract for the Marjan field in Saudi Arabia, a subsea contract for ONGC's 98/2 project in India, as well as Chevron's Gorgon Phase 2 in Australia, and a turbomachinery contract for LNG Canada

Strengthened our portfolio through new strategic technology launches such as Subsea Connect and Aptara™ TOTEX-lite subsea system

Purpose: We invent smarter ways to bring energy to the world.

Guided by our purpose, and mindful of our stockholders, customers, communities and others whose trust we value, we take responsibility for the energy we bring. We bring heritage, invention, experience, collaboration, resilience - and the courage to explore new possibilities to address the energy, social and environmental challenges of our time. This platform makes transparent how we are embracing people, planet and principles in all that we do.

Our commitment to people, planet and principles is embedded at every level within the Company, and oversight rests with the Board of Directors. We view sustainability as a key part of our business strategy, as we believe that operating BHGE responsibly and providing products and services that help our customers achieve their sustainability goals provides us opportunities to grow our business; increase customer collaboration; attract, retain and motivate employees; and differentiate us from our competitors.

153	NET ZERO CO2 BY 2050	Top 250
Perfect HSE Days	Announced our commitment to reducing CO2 equivalent emissions to net zero by 2050	Wall Street Journal Best Managed Companies

BHGE 2019 Proxy Statement | 2

People

We build a culture of inclusion and support the communities where we live and work.

Culture: Since becoming one BHGE team, we have been building our own unique culture that guides everything we do and how we do it. In 2018, we continued on our culture journey and focused on integrating our teams, fostering an environment of inclusion and enhancing our talent development approach, while making a positive impact on the communities around us.

Diversity: We view diversity as a key driver for competitive edge and we cast a wide net to attract the top talent to the energy industry. We believe this starts at the top through a diverse slate of directors and our executive leadership team.

Community Engagement: We drive sustainable benefits in communities where we do business through stockholder engagement, community service and charitable contributions. We have developed a robust employee volunteer network and contribute to organizations and projects aligned with community focus areas and local needs. In 2018, employees contributed over $265,000 in funding and 17,000+ hours in community service.

Planet

We are stewards of the environment, inventing technologies to reduce negative impact, while using our own resources wisely.

Building on a Strong Foundation: We have a 10-year track record of improving energy efficiency and enhancing the transparency of our carbon disclosures. Our comprehensive approach extends across our operations through manufacturing, logistics and transportation to energy management and sourcing.

Getting to Zero: Through our long-term commitment of achieving net-zero CO2 emissions by 2050, we are establishing a leadership role in low carbon technology. By improving our own operations, partnering closely with our customers and industry stakeholders, and harnessing our technological expertise, we will be positioned to help shape the future of the energy industry. This includes increasing the use of a broad range of energy sources and emissions reduction initiatives across manufacturing, supply chain, logistics, energy sourcing and generation.

Principles

Our sustainable future is grounded by sound governance, effective policies and guidelines, and transparency.

Protecting people and the environment: Health, Safety and the Environment ("HSE") is part of everything we make and everything we do, and our employees are empowered to own exceptional HSE performance to make every day a Perfect HSE Day. A Perfect HSE Day is a day without injury, vehicle accidents or harm to the environment. We achieved 153 Perfect HSE days in 2018, which is a 20% improvement versus 2017.

Complete Compliance: We foster a culture of complete compliance through sound governance, effective policies and guidelines, and open channels of reporting. Our best-in-class global ethics and compliance program is designed to prevent, detect, and appropriately respond in a timely fashion to any potential violations of law, BHGE’s Code of Conduct, The Spirit & The Letter, and other Company policies and procedures. In 2018, we rolled out the Completely Compliant framework and provided resources to all employees across the organization.

Ensuring Quality: We believe in doing the right thing every time, and delivering the best quality as well as the safest products, services, and processes in the industry. We work to ensure that everything we create is compliant with customer, statutory, regulatory, internal and industry requirements, but we expect everyone to exceed these requirements by continually reviewing our products and services to improve our performance and quality. We hosted a "World Quality Day," a series of events across the globe dedicated to highlighting quality as a core non-negotiable and showing how all employees play a role in building and sustaining our reputation.

BHGE 2019 Proxy Statement | 3

Director Nominee Highlights

The nine director nominees, if elected, will serve a one-year term expiring at the 2020 annual meeting. Our priority is to bring together areas of expertise for the benefit of the Company and long-term stockholder value. BHGE practices strong governance principles and is dedicated to continuously improving the Company. We strive to maintain a Board that reflects diversity, varied knowledge, experiences, relevant skills and personal qualities. Our candidates possess leadership skills, global business experience, and expertise in finance and the oil and gas-related industries. More information about our director nominees may be found under "Proposal No. 1 Election of Directors."

			COMMITTEE MEMBERSHIPS(1)
NAME PRIMARY OCCUPATION	AGE	DIRECTOR SINCE	AC	CC	GNC	CNF	INDEPENDENT
W. Geoffrey Beattie * Chief Executive Officer Generation Capital	59	2017	M		C		YES
Gregory D. Brenneman Executive Chairman CCMP Capital Advisors, LLC	57	2017		M	M	M	YES
Clarence P. Cazalot, Jr. Former Executive Chairman, President and CEO Marathon Oil Corporation	68	2017			M	C	YES
Gregory L. Ebel Former Chairman, President and CEO Spectra Energy Corp.	54	N/A	Not Applicable				YES
Lynn L. Elsenhans Former Executive Chairman, President and CEO Sunoco, Inc.	62	2017	C		M	M	YES
Jamie S. Miller Senior Vice President and CFO General Electric	50	2017			M		NO
James J. Mulva Former Chairman and CEO ConocoPhillips	72	2017	M	M			YES
John G. Rice Chairman GE Gas Power	62	2017		C			NO
Lorenzo Simonelli Chairman, President and CEO Baker Hughes, a GE company	45	2017	Not Applicable				NO
* Lead Director

(1) AC = Audit Committee; CC = Compensation Committee; GNC = Governance & Nominating Committee; CNF = Conflicts Committee (a sub-committee of the GNC); Committee Chair = C; Committee Member = M

Compensation Highlights
Our executive compensation program is designed to attract, motivate and retain our executives, including our named executive officers (each a "NEO"), who are critical to our long-term success. The program is designed to align with three core principles:

Align executive and stockholder interests	Provide a significant portion of total compensation that is performance-based and at risk	Attract and retain talented executives

BHGE 2019 Proxy Statement | 4

2018 Target Total Direct Compensation

Our executive compensation program emphasizes performance-based compensation tied to increases in BHGE stock price and drive strategic imperatives. Approximately 89% of Mr. Simonelli’s target total compensation is performance-based and at risk, while the other NEOs have an average of 81% performance-based and at risk compensation.

Our NEOs' target compensation for 2018 consisted of the components described below:

CEO		OTHER NEOs
11%	BASE SALARY	18%
17%	Purpose
	Fixed cash income to retain and attract highly marketable executives in a competitive market for executive talent.	18%
72%	PERFORMANCE-BASED SHORT-TERM INCENTIVE
	Purpose	64%
	Annual cash incentive program designed to motivate our executives to achieve annual financial goals and other business objectives and reward them accordingly.
	Metrics
	Revenue, Operating Income, Free Cash Flow, and Strategic Priorities
	LONG-TERM INCENTIVE
	Purpose
	Annual equity incentive awards designed to further align the interests of our executives with those of our shareholders by facilitating significant ownership of BHGE stock by the officers.
	Metrics
	50% Performance Share Units—Relative TSR, Relative ROIC—3 Year Cliff Vesting 25% Restricted Stock Units—3 Year Ratable Vesting 25% Stock Options—3 Year Ratable

Key Compensation Decisions in 2018
The Company continued to reinforce market-aligned and pay for performance elements of its compensation programs.

2018 Compensation Decisions
NEO BASE SALARY REMAINED FLAT FOR 2018	Pg 32
APPROVED OVERALL PAYOUT OF 2018 ANNUAL BONUS BELOW TARGET	Pg 33
AWARDED ANNUAL LONG-TERM INCENTIVE GRANTS WITH 50% PSU WEIGHTING AND AN EMPHASIS ON OUTPERFORMING THE MARKET	Pg 35
ADJUSTED THE COMPENSATION REFERENCE GROUP	Pg 40

Additionally, in light of the unique circumstances associated with reduced ownership of our majority stockholder and the impact of GE's stock price decline on BHGE and the NEOs trailing incentive arrangements, the Board determined it was in the Company’s best interest to grant an out-of-cycle equity award to certain key leaders. See section "2018 Special Performance and Retention Awards" on page 37 for more detail.

BHGE 2019 Proxy Statement | 5

Proposal No. 1 - Election of Directors

In analyzing director nominations, the Governance & Nominating Committee strives to recommend candidates for director positions who will create a collective membership on the Board with varied experience and perspective and who maintain a Board that reflects diversity, including but not limited to gender, ethnicity, background, country of citizenship and experience. The Governance & Nominating Committee strives to recommend candidates who demonstrate leadership and significant experience in a specific area of endeavor, comprehend the role of a public company director, exemplify relevant expertise, experience and a substantive understanding of domestic and international considerations and geopolitics, especially those pertaining to the service and equipment sector of the oil and gas and energy-related industries.

When analyzing whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance & Nominating

Committee and the Board of Directors focus on the information summarized in each of the Directors’ individual biographies set forth in this Proxy Statement as well as the director skills matrix.

All directors who are elected at the Annual Meeting will serve for a one-year term expiring at the Annual Meeting expected to be held in May 2020 or until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal. The proxy holders will vote FOR the nine persons listed below under “Company Nominees for Director,” unless contrary instructions are given.

If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted FOR the nine persons recommended by the Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to the individual nominee.

Board Highlights

Our director nominees exhibit an effective mix of skills, experience, diversity and perspective.

	GENDER DIVERSITY		AREAS OF EXPERTISE			AVERAGE DIRECTOR AGE

			Global		9	59
7
6			Leadership		9
5
4			Industry	6
3
2			Finance		9
1						Years Old
			Independent	6
	Male	Female

Board Nominees for Director

The following table sets forth each nominee director’s name, the nominee’s principal occupation and prior work experience, age and year in which the nominee first became a director of the Company. Each nominee director has agreed to serve if elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH NOMINEE.

BHGE 2019 Proxy Statement | 6

Director Nominees

W. GEOFFREY BEATTIE AGE: 59 DIRECTOR SINCE: 2017 COMMITTEES: Audit (Member) Governance & Nominating (Chair)

BIOGRAPHY: Mr. Beattie has served as a director of the Company since July 2017, and as the Lead Director of the Board since October 2017. He has been the Chief Executive Officer of Generation Capital, a private investment company based in Toronto, Canada, since September 2013. He served previously as Chief Executive Officer of the Woodbridge Company Limited, a privately held investment company and the majority stockholder of Thomson Reuters from March 1998 to December 2012, where he also served as Deputy Chairman from May 2000 to May 2013. Mr. Beattie was previously a partner of the law firm Torys LLP.

Skills & Qualifications
Mr. Beattie’s extensive leadership experience, investor experience and broad financial expertise, including in the area of risk management.

He currently serves on the board of directors of GE, Maple Leaf Foods and Fiera Capital Corporation. He served on the board of directors of Acasta Enterprises Inc. until December 2018. He also serves as the Chairman of Relay Ventures, a Canadian venture capital firm and as a director of DBRS Inc. (Dominion Bond Rating Service). Mr. Beattie is a GE Director nominee pursuant to the terms of the Stockholders Agreement.

SKILLS & QUALIFICATIONS:
Mr. Beattie has extensive leadership experience, investor experience and broad financial expertise, including in the area of risk management.

GREGORY D. BRENNEMAN AGE: 57 DIRECTOR SINCE: 2017 COMMITTEES: Conflicts (Member) Compensation (Member) Governance & Nominating (Member)

BIOGRAPHY: Mr. Brenneman has served as a director of the Company since July 2017. He has served as Executive Chairman of CCMP Capital Advisors, LLC since 2016, Chief Executive Officer from 2015 to 2016 and Chairman from 2008 to 2016. He has also served as Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm, since 1994. He served on Baker Hughes Incorporated’s Board of Directors from 2014 through July 2017 and served on the boards of Automatic Data Processing, Inc., Milacron Holdings Corp and Francesca’s Collections within the last five years.

He currently serves on the board of directors of The Home Depot, Inc. and PQ Corporation. Mr. Brenneman is a Non-GE Director nominee pursuant to the terms of the Stockholders Agreement.

SKILLS & QUALIFICATIONS:
Mr. Brenneman has extensive leadership and financial experience in public companies, including his service as a former chief executive officer and director of other public companies.

BHGE 2019 Proxy Statement | 7

CLARENCE P. CAZALOT, JR. AGE: 68 DIRECTOR SINCE: 2017 COMMITTEES: Conflicts (Chair) Governance & Nominating (Member)

BIOGRAPHY: Mr. Cazalot has served as a director of the Company since July 2017. He was the Executive Chairman of the Board of Marathon Oil Corporation from August 2013 to December 2013. Mr. Cazalot served as the Chairman of Marathon Oil Corporation from 2011 to 2013 and as President, Chief Executive Officer and a Director of Marathon Oil Corporation from 2002 to August 2013. He served on Baker Hughes Incorporated’s Board of Directors from 2002 to July 2017 and within the last five years, he served on the Board of FMC Technologies.

He currently serves as a director of Enbridge, Inc. Mr. Cazalot is a Non-GE Director nominee pursuant to the terms of the Stockholders Agreement.

SKILLS & QUALIFICATIONS:
Mr. Cazalot has leadership experience through his role as a former chairman of a board, chief executive officer and president of a publicly traded energy company, as well as his many years of experience in the global energy business.

GREGORY L. EBEL AGE: 54 DIRECTOR SINCE: N/A COMMITTEES: N/A

BIOGRAPHY: Mr. Ebel served as Chairman, President and CEO of Spectra Energy Corp. from January 1, 2009 to February 27, 2017. He was the Group Executive and Chief Financial Officer of Spectra Energy Corp. from January 2007 to January 2009 and was the President of Union Gas Limited from January 2005 until January 2007. Mr. Ebel served as the Vice President, Investor & Shareholder Relations of Duke Energy Corporation from November 2002 until January 2005.

He currently serves as the Chairman of Enbridge, Inc. and The Mosaic Company. Mr. Ebel is a Non-GE Director nominee pursuant to the terms of the Stockholders Agreement.

SKILLS & QUALIFICATIONS:
Mr. Ebel has leadership experience through his roles as a chairman of a board and former president and chief executive officer of a publicly traded energy company.

BHGE 2019 Proxy Statement | 8

LYNN L. ELSENHANS AGE: 62 DIRECTOR SINCE: 2017 COMMITTEES: Audit (Chair) Conflicts (Member) Governance & Nominating (Member)

BIOGRAPHY: Ms. Elsenhans has served as a director of the Company since July 2017. She was the Executive Chairman of Sunoco, Inc. from January 2009 until May 2012, and Chief Executive Officer and President from August 2008 until March 2012. She also served as Chairman of Sunoco Logistics Partners L.P. from October 2008 until May 2012, and Chief Executive Officer from July 2010 until March 2012. Ms. Elsenhans worked at Royal Dutch Shell for more than 28 years where she held a number of senior roles, including Executive Vice President, Global Manufacturing from 2005 to 2008. She served on Baker Hughes Incorporated’s Board of Directors from 2012 to July 2017 and was a director of Flowserve Corporation within the last five years.

Ms. Elsenhans is a member of the Board of Directors of GlaxoSmithKline and Saudi Aramco. She is a Non-GE Director nominee pursuant to the terms of the Stockholders Agreement.

SKILLS & QUALIFICATIONS:
Ms. Elsenhans has extensive leadership experience through her positions as a former chair and chief executive officer of a publicly traded energy company as well as her many years of leadership experience at a global oil and gas company.

JAMIE S. MILLER AGE: 50 DIRECTOR SINCE: 2017 COMMITTEES: Governance & Nominating (Member)

BIOGRAPHY: Ms. Miller has served as a director of the Company since July 2017. She currently serves as the Senior Vice President and Chief Financial Officer of GE. Ms. Miller previously served as the Senior Vice President, GE and President and Chief Executive Officer, GE Transportation from October 2015 to October 2017 and Senior Vice President, Chief Information Officer for GE from April 2013 to September 2015. Ms. Miller joined GE in April 2008 as Vice President, Controller and Chief Accounting Officer and held this position until April 2013. Prior to joining GE, Ms. Miller served as the Senior Vice President and Controller of WellPoint, Inc. (now Anthem) and was a partner at PricewaterhouseCoopers LLP.

Ms. Miller is a GE Director nominee pursuant to the terms of the Stockholders Agreement.

SKILLS & QUALIFICATIONS:
Ms. Miller has extensive leadership experience in various businesses and functions across GE and with other firms. She also has global business experience and technological, financial and accounting experience.

BHGE 2019 Proxy Statement | 9

JAMES J. MULVA AGE: 72 DIRECTOR SINCE: 2017 COMMITTEES: Audit (Member) Compensation (Member)

BIOGRAPHY: Mr. Mulva has served as a director of the Company since July 2017. He was the Chairman and Chief Executive Officer of ConocoPhillips from October 2004 until his retirement in June 2012. He is the former Chairman of the American Petroleum Institute. Mr. Mulva previously served on the board of Statoil.

Mr. Mulva currently serves on the boards of GE and General Motors Company. Mr. Mulva is a GE Director nominee pursuant to the terms of the Stockholders Agreement.

SKILLS & QUALIFICATIONS:
Mr. Mulva has extensive leadership experience, global business experience, significant background in the oil and gas industry, as well as his public and private company board experience.

JOHN G. RICE AGE: 62 DIRECTOR SINCE: 2017 COMMITTEES: Compensation (Chair)

BIOGRAPHY: Mr. Rice has served as a director of the Company since July 2017. He has served as Chairman, GE Gas Power since December 2018. He was the Vice Chairman of GE until March 2018 and was the CEO, GE Global Growth Organization from November 2010 until December 2017. He served in other various leadership positions across GE, including Vice Chairman, GE and President and CEO of GE Technology Infrastructure from 2007 until November 2010, Vice Chairman of GE’s industrial and infrastructure businesses from 2005 until 2007 and President and CEO of GE Energy from 2000 until 2005.

Mr. Rice currently serves as a director of Li and Fung. Mr. Rice is a GE Director nominee pursuant to the terms of the Stockholders Agreement.

SKILLS & QUALIFICATIONS:
Mr. Rice has extensive leadership experience in various businesses across GE, including global business experience and experience with global energy and infrastructure markets.

BHGE 2019 Proxy Statement | 10

LORENZO SIMONELLI AGE: 45 DIRECTOR SINCE: 2017 COMMITTEES: N/A

BIOGRAPHY: Mr. Simonelli has served as Chairman of the Board of Directors of the Company since October 2017, and as a Director and as Chief Executive Officer of the Company since July 2017. Before joining the Company in July 2017, Mr. Simonelli was the Senior Vice President, GE and President and Chief Executive Officer, GE Oil & Gas from October 2013 to July 2017. Before joining GE Oil & Gas, he was the President and Chief Executive Officer of GE Transportation from July 2008 to October 2013. Mr. Simonelli joined GE in 1994 and held various finance and leadership roles from 1994 to 2008.

SKILLS & QUALIFICATIONS:
Mr. Simonelli has extensive leadership experience in businesses and functions, including as the Chief Executive Officer of BHGE, in addition to his global experience, financial experience and extensive background in the oil and gas industry.

Director Skills and Experience Matrix

Skills and Experience	W. Geoffrey Beattie	Gregory D. Brenneman	Clarence P. Cazalot	Gregory L. Ebel	Lynn L . Elsenhans	Jamie Miller	James J. Mulva	John Rice	Lorenzo Simonelli
Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓
Business and strategic management experience from service in a significant leadership position, such as a chief executive officer, chief financial officer or other senior leadership position
Financial	✓	✓	✓	✓	✓	✓	✓	✓	✓
Background and experience in finance, accounting, banking, capital markets, financial reporting or economics
Industry			✓	✓	✓		✓	✓	✓
Experience in the Company's business including oilfield services and oilfield equipment
Global	✓	✓	✓	✓	✓	✓	✓	✓	✓
Global experience or international background, including in growth markets
Public Company and Corp. Governance Experience	✓	✓	✓	✓	✓		✓
Experience serving on the boards of other large, publicly traded companies
Independent	✓	✓	✓	✓	✓		✓
Satisfies the independence requirements of the NYSE and SEC

BHGE 2019 Proxy Statement | 11

Election and Resignation Policy

Size of Board

Under the provisions of the Amended and Restated Certificate of Incorporation, dated July 3, 2017 (the "Certificate of Incorporation"), the Second Amended and Restated Bylaws of the Company, dated July 3, 2017 (the "Bylaws"), and the Stockholders Agreement, the total number of directors constituting the Board will be nine members.
Term
Under the Certificate of Incorporation, the Bylaws and the Stockholders Agreement, each director will serve for a term of one year, ending on the date of the next annual meeting of stockholders following the date of such director’s election or appointment; provided that the term of each director will continue until the election and qualification of his or her successor, subject to his or her earlier death, resignation, disqualification or removal.

Stockholder Nominations of Directors
Stockholders may also propose nominees for consideration by the Governance & Nominating Committee by submitting the names and other supporting information required under the Company’s Bylaws to:
Attn: Corporate Secretary Baker Hughes, a GE company 17021 Aldine Westfield Road Houston, Texas 77073
Recommendations for the 2020 Annual Meeting should be submitted after January 11, 2020 and no later than February 10, 2020.
GE Board Designation and Removal Rights
Pursuant to the Stockholder's Agreement, GE has the right to designate five directors for nomination by the Board for election and maintain its proportional representation on the Board until the later of (i) July 3, 2019 and (ii) when GE no longer beneficially owns at least 50% of the voting power of the outstanding Common Stock of the Company (the "Trigger Date"). In connection with the Master Agreement Framework (as defined herein), the Stockholders Agreement was amended and restated to provide that, following the Trigger Date and until GE and its affiliates own less than 20% of the voting power of our outstanding Common Stock, GE shall be entitled to designate one person for nomination to the Board.
Any vacancy created by a director that had been designated by GE will be filled by the Board with a director designated by GE. In addition, GE has the authority to remove any GE-designated director so long as GE meets the ownership requirement.
Resignation and Removal
Any director may resign by delivering a resignation in writing or by electronic transmission to the Company at its principal office or to the Chairman of the Board, the Chief Executive Officer, or the Secretary. Such resignation will be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. The Governance & Nominating Committee will have the right to fill any vacancy resulting from the death, resignation, retirement, disqualification or removal from office or other cause for any director who was not designated by GE, with a person who is reasonably acceptable to GE and satisfies certain independence criteria.

Board Term Limits and Retirement Age
The Board has a 15-year term limit for all directors, other than the Company's CEO. Additionally, with limited exceptions, directors will not be nominated for election to the Board after his or her 75th birthday.

BHGE 2019 Proxy Statement | 12

Process for Identifying and Adding New Directors

The Governance & Nominating Committee identifies, screens and recommends director candidates for nomination to the Board. Candidates are evaluated in light of the then-existing composition of the Board, and the background and areas of expertise of existing directors and potential nominees.

1	Evaluation of Board Composition

The Governance & Nominating Committee evaluates Board composition annually and identifies skills, experience and capabilities desirable for new directors in light of the Company's business and strategy.

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2	Identification of a Diverse Pool of Candidates
Identification of a diverse pool of potential director candidates using multiple sources such as independent search firms, director recommendations and stockholder recommendations.
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3	Comprehensive Candidate Review

Potential candidates are comprehensively reviewed and the subject of rigorous discussion during the Governance & Nominating Committee meetings and Board meetings. The candidates that emerge from this process are interviewed by members of the Governance & Nominating Committee and other Board members, including the Chairman. During these meetings, directors assess candidates on the basis of their skills and experience, their personal attributes and their expected contribution to the current mix of competencies and diversity of the Board. At the same time due diligence is conducted, we solicit feedback from other directors and persons outside the Company.

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4	Recommendation of Potential Director for Approval
The Governance & Nominating Committee recommends potential directors to the Board for approval. Stockholders vote on nominees at the annual meeting.

Board and Director Evaluation

On an annual basis, the Board performs an evaluation process run by the office of the Corporate Secretary. Questionnaires are distributed to the directors to provide a formal opportunity for board members to identify improvements. Each Committee, and the entire Board, reviews and discusses the results of the questionnaire in an Executive Session. As appropriate, the Chairman and Lead Director meet individually with board members to address concerns raised through the evaluation process.

Board evaluations consider:
●	General board practices, including fostering a culture that promotes candid discussion	●	The Boards access to Company executives and operations
●	The adequacy and the number and length of Board and Committee meetings	●	The quality and scope of materials distributed in advance of the meetings
●	Suggestions for new skills and experiences for potential future candidates	●	The promotion of rigorous decision making by the Board and the Committees
●	Adequacy of information received, including access to non-management resources	●	The strategic planning process
●	Committee effectiveness	●	The overall function of the Board and its Committees
●	Peer review	●	Technology use

Feedback incorporated

The Board and each of its Committees, develops and executes plans to take actions based on the results, as appropriate. The Lead Director follows up with the Chairman and CEO and individual directors as needed.

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Corporate Governance

The Company’s Board of Directors believes the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which the Board and management believe promote this purpose, are sound and represent best practices. The Board periodically reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities. The Board has established the Company’s Governance Principles as the principles of conduct of the Company’s business affairs to benefit its stockholders, which conform to the NYSE corporate governance listing standards and SEC rules. The Corporate Governance Principles are posted under the “Investors-Corporate Governance-Governance Overview” section of the Company’s website at www.bhge.com and are also available upon request to the Company’s Corporate Secretary. In addition, the Stockholders Agreement between GE and the Company sets forth a number of corporate governance requirements with respect to the Company.

CORPORATE GOVERNANCE HIGHLIGHTS
✓	Lead Director
✓	Independent Conflicts Committee to review related party transactions
✓	Active stockholder engagement
✓	Significant stock ownership guidelines for executives and directors
✓	No pledging or hedging of Company stock
✓	Diverse board in terms of gender, experience and skills
✓	Annual election of directors
✓	Active board engagement in managing talent and long-term succession planning for executives and directors
✓	Mandatory director retirement age of 75 and 15-year term limits

Controlled Company Status

Through its ownership of a majority of the Company’s voting stock and the provisions set forth in our Certificate of Incorporation, Bylaws and the Stockholders Agreement, GE has the ability to designate and elect a majority of the Company’s directors. As a result of GE’s ownership of a majority of the voting power of Common Stock, the Company is a “controlled company” as defined in NYSE listing rules and, therefore, is not subject to NYSE requirements that would otherwise require the Company to have (i) a majority of independent directors, (ii) a nominating committee composed solely of independent directors, (iii) the compensation of its executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

In the event that GE ceases to control a majority of the Company's voting power, the Company will no longer be a "controlled company". Under the NYSE listing rules, a company that ceases to be a controlled company must comply with the independent board committee requirements as they relate to the nominating and corporate governance and compensation committees on the following phase-in schedule: (1) one independent committee member at the time it ceases to be a controlled company, (2) a majority of independent committee members within 90 days of the date it ceases to be a controlled company and (3) all independent committee members within one year of the date it ceases to be a controlled company. Additionally, NYSE listing rules provide a 12-month phase-in period from the date a company ceases to be a controlled company to comply with the majority independent board requirement.

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Stockholder Engagement

We have a robust investor engagement program. Our integrated outreach team, led by our Investor Relations group, Corporate Secretary’s office and our Executive Compensation team engages pro-actively with our stockholders, monitors developments in corporate governance and social responsibility, and, in consultation with our Board, thoughtfully adopts and applies developing practices in a manner that best supports our business and our culture. We actively engage with our stockholders in a number of forums on a year-round basis and integrate the information we learn through these activities into our governance calendar, as reflected below.

Total 2018 Investor Outreach		> 50% of Class A Shares Outstanding
Broad range of governance and business topics
✓	Business strategy and execution	✓	Compensation practices
✓	Board refreshment	✓	Risk oversight
✓	Sustainability	✓	Culture/human capital

Stockholder Communications with the Board of Directors

To provide the Company's stockholders and other interested parties with a direct and open line of communication to the Company's Board of Directors, stockholders may communicate with any member of the Board, including the Company's Lead Director, the Chair of any committee or with the non-management directors of the Company as a group, by sending such written communication to the Company's Corporate Secretary, c/o Baker Hughes, a GE company, 17021 Aldine Westfield Road, Houston, Texas, 77073. Under the Governance Principles, the lead director makes himself available for consultation and direct communication with the Company’s major stockholders. In addition, pursuant to the Company's policy to request and encourage attendance at the Annual Meeting, such meeting provides an opportunity for stockholders to communicate with members of the Company's Board of Directors in attendance.
The Board’s Leadership Structure
Our Governance Principles require the election, by the independent directors, of a Lead Director who leads meetings of the independent directors and regularly meets with the chairman/CEO for a discussion of matters arising from these meetings.

BHGE 2019 Proxy Statement | 15

Lead Independent Director Duties:
	advises the Governance & Nominating Committee on the selection of committee chairs	guides the Board’s governance processes, including the annual board self-evaluation, succession planning and other governance-related matters
	approves the agenda, schedule and information sent to the directors for Board meetings	leads the annual chairman/CEO evaluation,
W. Geoffrey Beattie	works with the chairman/CEO to propose an annual schedule of major discussion items for the Board’s approval	provides leadership to the Board if circumstances arise in which the role of the chairman/CEO may be, or may be perceived to be, in conflict
Lead Independent Director	leads meetings of the independent directors and regularly meets with the chairman/CEO for a discussion of matters arising from these meetings	serves as a liaison on Board-related issues between the chairman/CEO and the independent directors calls additional meetings of the independent directors or the entire Board as deemed appropriate

The Board has determined that the current structure, with a combined CEO and Chairman of the Board and an independent Lead Director, is in the best interests of the Company and our stockholders. The combined role of CEO and Chairman provides an effective balance between management of the Company and director participation in our board process and allows for management to focus on the execution of our strategic and business plans. As indicated above, our independent Lead Director was elected by the independent Board members and has a clear set of comprehensive duties that provide an effective check on management.

Risk Oversight
We face a myriad of risks, including operational, financial, strategic and reputational risks that affect every segment of our business. The Board is actively involved in the oversight of these risks in several ways. This oversight is conducted primarily through the Audit Committee of the Board but also through the other committees of the Board, as appropriate. The Audit Committee reviews the Company's enterprise risk management program with management on an annual basis at its committee meetings. The enterprise risk program includes the identification of a broad range of risks that affect the Company, their probabilities and severity and incorporates a review of the Company's approach to managing and prioritizing those risks based on input from the officers responsible for the management of those risks. Each committee of the Board is responsible for the oversight of certain areas of risk that pertain to that committee’s area of focus and receives regular updates at committee meetings throughout the year from management on each risk.

Board of Directors
The Board oversees all operational, financial, strategic and reputational risk with oversight of specific risks undertaken with the committee structure.
Audit Committee			Compensation Committee
●	Oversees risks related to financial reporting	●	Oversees risks related to compensation practices
●	Oversees risks related to internal controls, compliance and legal matters	●	Oversees risks related to CEO and management succession
●	Oversees risks related to cybersecurity and technology	●	Oversees risks related to talent retainment

	Governance & Nominating Committee		Conflicts Committee
●	Oversees risks related to HSE and sustainability	●	Oversees risks related to related party transactions
●	Oversees risks related to public policy and political activities

BHGE 2019 Proxy Statement | 16

CEO and Senior Management Succession Planning

Our Board oversees management succession planning and talent development. At each meeting during the year, the Compensation Committee is engaged on the topics related to leadership and talent development, with one meeting dedicated wholly to a deep-dive review of succession planning for key executive officer roles, including the CEO. The succession plans are reviewed with the full Board at least annually. The Board also reviews succession planning in the context of our overall business strategy. Potential leaders are visible to Board members through formal presentations and informal events to allow directors to personally assess candidates.

Our Board also establishes steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption or loss of continuity to our Company's business and operations.

Board Attendance

During the fiscal year ended December 31, 2018, the Board of Directors held eleven meetings. Each director attended more than 89% of the total number of meetings of the Company’s Board of Directors and of the respective Committees on which he or she served. It is the Company’s policy to request and encourage all of the Company’s directors and nominees for election as directors to attend the Annual Meeting in person. Each director attended the 2018 annual meeting.
Director Independence

Under the Stockholders Agreement, until the Trigger Date (as defined under "Certain Relationships and Related Party Transactions"), the Company is required to take advantage of all available “controlled company” exemptions under NYSE Rules. Under NYSE Rules, a “controlled company” is not required to have a majority of independent directors on the Board or to have the Governance & Nominating Committee and the Compensation Committee consist entirely of independent directors. The Company is required to have an Audit Committee composed of at least three directors, all of whom must be independent in accordance with the NYSE Rules, the Stockholders Agreement and the heightened independence standards for service on its Audit Committee. In the event that GE ceases to control a majority of the Company's voting power, the Company will no longer be a "controlled company".
The Board has established guidelines to assist it in determining director independence that conform to the independence requirements in the NYSE Rules. In addition to applying these guidelines, the Board considers all relevant facts and circumstances in making an independence determination. In addition, the Stockholders Agreement requires certain directors to also satisfy the definition of “Company Independent Directors” as set forth in the Stockholders Agreement: (i) meets the independence standards under NYSE rules, (ii) is not a director designated by GE, (iii) is not a current or former member of the board of directors of GE or officer or employee of GE or its affiliates, (iv) does not and has not had any other substantial relationship with GE or its affiliates, and (v) is designated by the Governance & Nominating Committee as a “Company Independent Director." Directors who meet these independence standards are considered to be “independent” as defined in the NYSE Rules.
In addition to other applicable regulatory requirements, under the Stockholders Agreement at least one member of the Audit Committee and at least three members of the Governance & Nominating Committee must be Company Independent Directors. The Board has determined that all the nominees for election at this Annual Meeting other than Messrs. Simonelli and Rice and Ms. Miller meet the independence standard under NYSE Rules and that Ms. Elsenhans and Messrs. Brenneman and Cazalot are considered Company Independent Directors.

BHGE 2019 Proxy Statement | 17

Committees of the Board

The Board of Directors has an Audit Committee, a Compensation Committee, a Governance & Nominating Committee and a Conflicts Committee, which is a sub-committee of the Governance & Nominating Committee. The charter for each Committee has been posted and is available for public viewing under the “Investors-Corporate Governance-Governance Overview” section of the Company’s website at www.bhge.com and is also available upon request to the Company’s Corporate Secretary.

AUDIT COMMITTEE
Number of Meetings in 2018: 11
The responsibilities of the Audit Committee include:
●	assisting the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company;
●	reviewing the adequacy of the Company’s disclosure controls and internal controls;
●	reviewing the quarterly and annual financial statements of the Company;
●	reviewing the performance of the Company’s internal audit function;
●	reviewing and pre-approving the current year audit and non-audit services;
●	overseeing the Company’s compliance programs related to legal and regulatory requirements;
●	selecting and hiring the Company’s independent registered public accounting firm; and
●	overseeing risks related to financial reporting, internal controls, compliance and legal matters.

The Stockholders Agreement requires that the Audit Committee consist of three directors, including at least one Company Independent Director. The Board of Directors has determined that at least one of the Audit Committee members meet the NYSE standards for independence as well as those contained in the Company’s Governance Principles and that each member of the Audit Committee meets the qualifications to be an “audit committee financial expert” under the SEC rules issued pursuant to the Sarbanes-Oxley Act of 2002 ("SOX"). The Board has designated Lynn Elsenhans as the member of the Audit Committee who serves as the “audit committee financial expert.”

To promote independence of the audit, the Audit Committee consults separately and jointly with the Company’s independent registered public accounting firm, the internal auditors and management.

COMPENSATION COMMITTEE
Number of Meetings in 2018: 8
The responsibilities of the Compensation Committee include:
●	establishing the Company general compensation philosophy in consultation with senior management;
●	assisting the Board in developing and evaluating potential candidates for executive positions and developing executive succession plans;
●	overseeing risks related to compensation practices and CEO and management succession;
●	reviewing and approving the corporate goals and objectives of the compensation of the CEO and other officers;
●	reviewing the Company’s non-equity incentive compensation, equity incentive compensation and other stock-based plans; and
●	recommending changes in such plans to the Board; reviewing levels of stock ownership by officers; and evaluating incentive compensation arrangements.

Under the terms of its charter and the Stockholders Agreement, at least one member of the Committee is a non-GE director and at least two members of the

Committee qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”). While the Company is a “controlled company” under applicable NYSE listing requirements, the Compensation Committee is not required to consist solely of independent directors.

Among other responsibilities, the Compensation Committee is responsible for reviewing incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking and to review and discuss, at least annually, the relationship between risk management policies and practices, corporate strategy and senior executive compensation and assess whether any such risk is reasonably likely to have a material adverse effect on the Company. The Company’s stock ownership guidelines established by the Board of Directors also serve to mitigate compensation-related risks. During fiscal year 2018, the Compensation Committee determined the Company’s compensation policies and practices for employees were not reasonably likely to have a material adverse effect on the Company.

BHGE 2019 Proxy Statement | 18

GOVERNANCE & NOMINATING COMMITTEE
Number of Meetings in 2018: 5
The responsibilities of the Governance & Nominating Committee include:
●	identifying qualified individuals to become Board members;
●	determining the composition of the Board and its committees;
●	monitoring a process to assess Board effectiveness;
●	reviewing and implementing the Company’s Governance Principles;
●	overseeing Health, Safety & Environment;
●	overseeing risks related to the Company’s governance structure and processes and risks arising from related party transactions; and
●	overseeing the Company’s positions on corporate social responsibilities and public issues of significance which affect investors and other key stakeholders.

Under the terms of its charter and the Stockholders Agreement, the Committee consists of five directors, including at least three Company Independent Directors.

CONFLICTS COMMITTEE
Number of Meetings in 2018: 13
The responsibilities of the Conflicts Committee include:
●
reviewing and approving Related Party Transactions above certain materiality or dollar thresholds, including transfers or acquisitions of Company Common Stock by GE or its representatives or affiliates or the negotiation of any disputes between the Company and GE;

●
reviewing and approving any material amendment or modification of the Stockholders Agreement, any material waiver of any or all of the Company’s rights under the Stockholders Agreement, or enforcement of the Company’s and BHGE LLC’s rights under the Stockholders Agreement and other agreements with GE in connection with the Transactions; and

● overseeing risks related to Related Party Transactions.

The Conflicts Committee is a subcommittee of the Governance & Nominating Committee of the Board. Under the terms of its charter and the Stockholders Agreement, the Committee consists solely of the Company Independent Directors serving on the Governance & Nominating Committee.

Code of Conduct

The Company’s code of conduct, “The Spirit & The Letter” (the “Code of Conduct”), applies to all officers, directors and employees, which includes the code of ethics for the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and all other persons performing similar functions within the meaning of the securities laws and regulations. The Code of Conduct prohibits individuals from engaging in, or giving the appearance of engaging in any activity involving a conflict, or potential conflict, between personal interests and those of the Company. On an annual basis, each of the Company’s principal officers and all persons performing similar functions on behalf of the Company certify compliance with the Company’s Code of Conduct and the applicable NYSE and SOX provisions. The Audit Committee oversees the administration of the Code of Conduct and responsibility for the corporate compliance effort with the Company. The Company’s Code of Conduct and Code of Ethical Conduct Certification are posted under the “Investors-Corporate Governance-Governance Overview” section of the Company’s website at https://www.bhge.com and are also available upon request to the Company’s Corporate Secretary.

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Director Compensation

	CASH COMPENSATION		EQUITY COMPENSATION
Directors' Annual Retainer	$100,000	(1)	$175,000	(2)

	AUDIT		OTHER COMMITTEES
Committee Chairman	$20,000		$15,000
Other Committee Members	$10,000		$5,000
____________
(1) Each director, with the exception of Mr. Simonelli and Ms. Miller, is paid an annual retainer fee of $100,000, along with the fees for service on committees of the Board. The Lead Director, Mr. Beattie, does not receive any additional compensation for his services.
(2) On the date of each Annual Meeting, each director, with the exception of Mr. Simonelli and Ms. Miller, is expected to receive an annual equity award in the form of “RSUs” with a grant date value of $175,000. Each RSU award is scheduled to vest on the first anniversary of the grant date, with vesting accelerating on a change in control of the Company or if the director’s service on the Board terminates due to death, disability or completion of the term for which the director was elected.

Director Deferral Plan

Under the BHGE Non-Employee Director Deferral Plan, non-management directors may elect to receive their annual retainers and committee fees in shares of Common Stock, with the shares delivered either in the year in which the retainers otherwise would have been paid or in a future year. Directors may also elect to defer receipt of the shares covered by their RSU awards, which otherwise are delivered when the awards vest.
Directors receive dividend equivalents on their RSU awards and any deferred retainers and committee fees. These dividend equivalents are paid in cash either currently or, in the case of unvested RSU awards, when the awards vest.
Director Stock Ownership Requirements

Under the Governance Principles, each non-management director who is not an officer or employee of GE or its affiliates is expected to own at least five times his or her annual retainer in Class A Common Stock while serving as a director of the Company. Such ownership level should be obtained within five years from the date elected or appointed to the Board. The Governance & Nominating Committee reviews director stock ownership on an annual basis.

BHGE 2019 Proxy Statement | 20

2018 Director Compensation

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s directors during the fiscal year ended 2018.

NAME	FEES EARNED OR PAID IN CASH (1) ($)	STOCK AWARDS (2) ($)	ALL OTHER COMPENSATION(3) ($)	TOTAL ($)
W. Geoffrey Beattie	125,000	174,974	2,213	302,187
Gregory D. Brenneman	115,000	174,974	2,213	292,187
Clarence P. Cazalot, Jr.	120,000	174,974	2,213	297,187
Martin S. Craighead	105,000	174,974	2,213	282,187
Lynn L. Elsenhans	130,000	174,974	2,213	307,187
Jamie S. Miller	—	—	—	—
James J. Mulva	115,000	174,974	2,213	292,187
John G. Rice (4)	86,250	174,974	—	261,224
Lorenzo Simonelli	—	—	—	—
____________

(1)
Messrs. Beattie, Brenneman, Mulva and Rice elected to receive their 2018 BHGE director fees in Class A Common Stock and defer delivery under the BHGE Non-Employee Director Deferral Plan (the "Deferral Plan") adopted on August 1, 2017. Mr. Rice was not eligible to participate in the Deferral Plan until his retirement from GE on March 31, 2018.

(2)
On May 11, 2018, each BHGE director other than Mr. Simonelli and Ms. Miller received an RSU award. Messrs. Beattie, Brenneman, Mulva and Rice elected to defer delivery of their RSU award under the BHGE Non-Employee Director Deferral Plan adopted on August 1, 2017.

The value of the award shown for each director reflects the $175,000 grant date value of the RSU award. This value represents the aggregate grant date fair value of $35.75 per share computed in accordance with ASC Topic 718 . The value ultimately realized by the directors if and when the awards vest will depend on the share price on the vesting date. For a discussion of valuation assumptions, see “Note 11 - Stock-Based Compensation” of the Notes to Consolidated and Combined Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2018. The number of shares for the grants was calculated using a price of $35.76 per share, the closing price on the date of grant.

(3)	This column includes dividend equivalents paid during the year ended December 31, 2018 on unvested RSU awards.

(4)
Mr. Rice retired from GE on March 31, 2018 and was entitled to receive BHGE director compensation after that date. He re-joined GE as Chairman of GE Gas Power in December 2018 and is entitled to receive director compensation as an independent contractor of GE.

(5)	The following table shows the aggregate number of stock awards and option awards outstanding for each director as of December 31, 2018.

NAME	AGGREGATE STOCK AWARDS OUTSTANDING AS OF DECEMBER 31, 2018 (#)	AGGREGATE OPTION AWARDS OUTSTANDING AS OF DECEMBER 31, 2018 (#)
W. Geoffrey Beattie	4,893	—
Gregory D. Brenneman	4,893	—
Clarence P. Cazalot, Jr	4,893	9,277
Martin S. Craighead	4,893	583,280
Lynn L. Elsenhans	4,893	13,117
Jamie S. Miller	—	—
James J. Mulva	4,893	—
John G. Rice	4,893	—
Lorenzo Simonelli	—	—

BHGE 2019 Proxy Statement | 21

Stock Ownership

Stock Ownership of Certain Beneficial Owners

The following table sets forth information about the holders of the Common Stock known to the Company on March 15, 2019 to own beneficially 5% or more of each class of Common Stock, based on filings by the holders with the SEC. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.

NAME AND ADDRESS	TITLE OF CLASS	SHARES	PERCENT OF CLASS	PERCENT OF TOTAL SHARES OUTSTANDING
General Electric Company (1) 33-41 Farnsworth Street Boston, MA 02210	Class B Common Stock	521,543,095	100%	50.4%
Capital World Investors (2) 333 South Hope Street Los Angeles, CA 90071	Class A Common Stock	60,204,836	11.7%	5.8%
Dodge & Cox (3) 555 California Street, 40th Floor San Francisco, CA 94104	Class A Common Stock	54,838,110	10.7%	5.3%
The Vanguard Group (4) 100 Vanguard Blvd. Malvern, PA 19355	Class A Common Stock	47,347,612	9.2%	4.6%
FMR LLC (5) 245 Summer Street Boston, MA 02210	Class A Common Stock	36,476,703	7.1%	3.5%
BlackRock Inc. (6) 55 East 52nd Street New York, NY 10055	Class A Common Stock	35,009,945	6.8%	3.4%
________

(1)
The number of shares is based on a Form 4 filed with the SEC on November 19, 2018. According to the filing, General Electric Company directly owns 23,369,778 shares and 498,173,317 shares are owned by General Electric Company's wholly-owned subsidiaries. According to the Schedule 13D filed with the SEC on November 19, 2018 and assuming the exchange of all Class B Common Stock into Class A Common Stock (for a total of 1,034,938,693 shares of Class A Common Stock on a fully exchanged basis), (i) General Electric Company has sole voting power over 23,369,778 shares and sole dispositive power over all such shares, and shared voting power over 498,173,317 shares and shared dispositive power over all such shares, (ii) GE Investments, Inc. has shared voting power over 5,403,956 shares and shared dispositive power over all such shares, (iii) GE Oil & Gas US Holdings IV, Inc. has shared voting power over 48,896,204 shares and shared dispositive power over all such shares, (iv) GE Holdings (US), Inc. has shared voting power over 5,403,946 shares and shared dispositive power over all such shares and (v) GE Oil & Gas US Holdings I, Inc. has shared voting power over 443,873,157 shares and shared dispositive power over all such shares.

(2)
The number of shares is based on the Schedule 13G filed on February 14, 2019. According to the filing, (i) Capital World Investors has sole power to vote 60,154,116 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 60,204,836 shares and does not share power to dispose of any of the shares. Capital World Investors divisions of CRMC and Capital International Limited collectively provide investment management services under the name Capital World Investors. Capital World Investors is deemed to be the beneficial owner of 60,204,836 shares or 11.7% of the Company's Class A Common Stock.

(3)
The number of shares is based on the Schedule 13G filed on January 10, 2019. According to the filing, (i) Dodge & Cox has sole power to vote 52,444,747 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 54,838,110 shares and does not share power to dispose of any of the shares. Dodge & Cox Stock Fund, an investment company registered under the Investment Company Act of 1940, has an interest of 36,084,952 shares, or 7%, of the Company's Class A Common Stock.

(4)
The number of shares is based on the Schedule 13G filed with the SEC on February 11, 2019. According to the filing, (i) the Vanguard Group has sole power to vote 606,602 shares and shared power to vote 96,594 shares and sole power to dispose of 46,655,512 shares and shared power to dispose of 692,100 shares, (ii) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 434,599 shares or 0.08% of the Class A Common Stock of the Company, and (iii) Vanguard Investments Australia Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 422,935 shares or 0.08% of the Class A Common Stock of the Company.

BHGE 2019 Proxy Statement | 22

(5)
The number of shares is based on the Schedule 13G dated February 13, 2019 and filed with the SEC by FMR LLC. According to the filing, (i) FMR LLC has sole power to vote 4,220,841 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 36,476,703 shares and does not share power to dispose of any of the shares.

(6)
The number of shares is based on the Schedule 13G/A filed on March 25, 2019. According to the filing, (i) BlackRock, Inc. has sole power to vote 30,683,071 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 35,009,945 shares and does not share power to dispose of any of the shares.

Stock Ownership of Section 16(a) Directors and Executive Officers

Set forth below is certain information with respect to beneficial ownership of the Common Stock as of March 15, 2019 by each director, the persons named in the Summary Compensation Table and the Section 16(a) directors and executive officers as a group. The table includes transactions effected prior to the close of business on March 15, 2019.

Shares Beneficially Owned
NAME	SHARES OWNED AS OF MARCH 15, 2019	SHARES SUBJECT TO OPTIONS AND RSU'S WHICH ARE OR WILL BECOME EXERCISABLE OR VESTED PRIOR TO MAY 14, 2019	TOTAL BENEFICIAL OWNERSHIP AS OF MARCH 15, 2019	% OF CLASS(1)
W. Geoffrey Beattie	12,217	—	12,217	—
Gregory D. Brenneman	101,842	—	101,842	—
Clarence P. Cazalot, Jr.	43,894	13,142	57,036	—
Martin S. Craighead	510,058	588,173	1,098,231	—
Lynn L. Elsenhans	28,816	18,010	46,826	—
Jamie S. Miller	—	—	—	—
James J. Mulva	5,380		5,380	—
John G. Rice	5,000	—	5,000	—
Lorenzo Simonelli	61,647	191,502	253,149	—
Brian Worrell	26,735	49,404	76,139	—
Roderick Christie	12,316	28,231	40,547
Maria Claudia Borras	18,405	38,279	56,684
Derek Mathieson	102,627	120,037	222,664	—
All directors and executive officers as a group (17 persons)(2)	989,665	1,173,115	2,162,780	—
__________

(1)	No percent of class is shown for holdings of less than 1%.

(2)	The totals in this row include the NEOs, current directors and all Section 16 officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. SEC regulations require executive officers, directors, and greater than 10% beneficial owners to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors, the Company believes that, with one exception described below, its executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2018.  In the course of preparing this proxy statement, we learned that Mr. Matthias Heilmann, our former Chief Digital Officer, failed to timely file a Form 4 with respect to 50 transactions involving acquisitions and dispositions of the Company’s common stock and derivative securities relating to the Company’s common stock. Of these transactions, ten occurred during fiscal year 2017, 38 occurred during fiscal year 2018 and two occurred during fiscal year 2019. Had Mr. Heilmann timely reported each of the 50 transactions, he would have filed 23 Form 4s to report the transactions. Mr. Heilmann has since filed a late Form 4 to report the transactions, and has disgorged $28,074.80 to the Company, representing the short swing profits relating to the transactions as calculated under the rules of Section 16(b) of the Exchange Act. Mr. Heilmann is no longer an employee of the Company as of March 6, 2019.

BHGE 2019 Proxy Statement | 23

Prohibition of Pledging and Hedging under the Securities Trading and Disclosure Policy

The Company’s Governance Principles prohibit our directors and executive officers from entering into any derivative transaction in Company stock (including short sales, forwards, equity swaps, options or collars or other instruments that are based on the Company’s stock price). In addition, directors and executive officers are prohibited from pledging shares of Company stock as collateral or security for indebtedness.

Charitable Contributions

During the fiscal year ended December 31, 2018, the Company did not make any contributions to any charitable organization in which any director served as an executive officer that exceeded the greater of $1 million or 2% of the charitable organization's consolidated gross revenues.

Certain Relationships and Related Party Transactions

The Board expects its directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s Code of Conduct. The Company will not make any personal loans or extensions of credit to directors or executive officers. No independent director may provide personal services for compensation to the Company or GE, other than in connection with serving as a director.

If an actual or potential conflict of interest arises for a director, the director will promptly inform the chairman/CEO and the lead director. The Governance & Nominating Committee will resolve any such conflicts, subject to the specific rules governing Related Party Transactions, as defined and further described below. If a significant conflict exists and cannot be resolved, the director should resign. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Governance & Nominating Committee will resolve any conflict of interest question involving the CEO or an executive officer reporting directly to the CEO, and the CEO will resolve any conflict of interest issue involving any other officer of the Company.

In addition, pursuant to the Stockholders Agreement, any transaction between the Company, on the one hand, and GE or its affiliates (other than the Company), on the other hand (each, a “Related Party Transaction”), is required to be on arm’s-length terms and in the best interest of the Company. The Conflicts Committee must provide prior written approval of any amendment to, or modifications or terminations of, or material waivers, consents or elections under, any Related Party Transaction. The Conflicts Committee must also provide prior written approval of any material amendments or modifications or terminations of any of the documents entered into in connection with the Transactions (defined as the “Transaction Documents” in the Stockholders Agreement) or material waivers, consents (other than any consents of the managing member of BHGE LLC contemplated by its LLC agreement where neither GE nor any of its affiliates is a counterparty to or beneficiary of the matter in question, and such matter would not otherwise require the prior written approval of the Conflicts Committee) or elections of the Company’s or BHGE LLC’s rights under any of the Transaction Documents.

All Related Party Transactions that are not contemplated by the Transaction Documents will be governed by the Related Party Transactions Policy. Pursuant to the Related Party Transactions Policy, Related Party Transactions that involve payments in excess of $25 million (individually or in the aggregate with all substantially related payments) or that are otherwise material (with materiality determined in a manner consistent with the Company’s SEC disclosure requirements) are subject to the prior written approval of the Conflicts Committee. Related Party Transactions below the $25 million threshold may be approved by Company management; provided that the proposed transaction is on an arm’s-length basis, in the best interests of the Company, and follows the Related Party Transaction Policy in letter and spirit. Such transactions must be reported to the Conflicts Committee on a quarterly basis.

BHGE 2019 Proxy Statement | 24

GE-Related Transactions

In connection with the Transactions on July 3, 2017, we entered into various agreements with GE and its affiliates that govern our relationship with GE following the Transactions including an Intercompany Services Agreement pursuant to which GE and its affiliates and the Company will provide certain services to each other. GE provides certain administrative services, GE proprietary technology and use of certain GE trademarks in consideration for a payment of $55 million per year. GE may also provide us with certain additional administrative services under the Intercompany Services Agreement, not included as consideration for the $55 million per year payment, and the fees for such services are based on actual usage of such services and historical GE intercompany pricing. In addition, we provide GE and its affiliates with confidential access to certain of our proprietary technology and related developments and enhancements thereto related to GE's operations, products or service offerings. We recognized a cost of $55 million and $28 million for the year ended December 31, 2018 and December 31, 2017, respectively, for services provided by GE and its affiliates subsequent to the close of the Transactions. Under the terms of the Master Agreement Framework, entered into on November 13, 2018, the annual intercompany services fee of $55 million that we agreed to pay GE as part of the Transactions will be reduced by 50% to $27.5 million per year beginning on January 1, 2019. The intercompany services agreement will terminate 90 days following the Trigger Date. See further discussion below.

We sold products and services to GE and its affiliates for $363 million, $639 million and $374 million during the years ended December 31, 2018, 2017 and 2016, respectively. Purchases from GE and its affiliates were $1,791 million, $1,512 million and $978 million during the years ended December 31, 2018, 2017 and 2016, respectively.

Prior to the Transactions, GE and its affiliates provided a variety of services and funding to us. The cost of these services was either (a) recognized through our allocated portion of GE's corporate overhead; or (b) billed directly to us. Costs of $103 million and $210 million for the year ended December 31, 2017 and 2016, respectively, were recorded in our consolidated and combined statements of income (loss) in respect of services provided by GE and its affiliates prior to the close of the Transactions.

Master Agreement Framework

In June 2018, GE announced their intention to pursue an orderly separation from BHGE over time. On November 13, 2018, we entered into a master agreement (as amended from time to time, the "Master Agreement") and a series of related ancillary agreements and term sheets with GE and BHGE LLC (collectively, the "Master Agreement Framework") designed to further solidify the commercial and technological collaborations between us and GE and to facilitate our ability to transition from operating as a controlled company. In February 2019, as contemplated by the Master Agreement Framework, we entered into a series of long-term agreements between us, BHGE LLC and GE on technology, fulfillment and other key areas to provide greater clarity to customers, employees and shareholders.

Key elements of the Master Agreement Framework include:

Secured long-term collaboration on critical rotating equipment

Under the terms of the Master Agreement Framework, we have defined the parameters for a long-term collaboration and strategic relationship with GE on certain critical rotating equipment products.

We have entered into a transaction agreement with GE for the formation of an aero-derivative joint venture relating to the parties’ respective aero-derivative gas turbine products and services. The JV is expected to become effective, subject to receipt of necessary regulatory approvals on the first business day of the month on which the "Trigger Date" occurs. The "Trigger Date" is the later of (i) July 3, 2019 and (ii) the date on which GE and its affiliates cease to beneficially own more than 50% of the outstanding voting power of BHGE’s common stock. These jet engine aero-derivative products are mainly used in our LNG, onshore-offshore production, pipeline and industrial segments within our Turbomachinery & Process Solutions ("TPS") segment and by GE in its power generation business. GE and we will contribute certain assets, inventory and service facilities into the JV and each party will have a 50% interest, and will jointly control operations in the JV. The JV will have a supply and technology development agreement with GE’s aviation business, which will revise and extend pricing arrangements as compared to BHGE’s existing supply agreement, and which will become effective at the Trigger Date.

Additionally, we have entered into a stock and asset purchase agreement with GE, which, among other things, sets forth the terms on which BHGE LLC will transfer to an affiliate of GE certain of its assets, liabilities and employees that are related to BHGE LLC’s existing business of developing, designing, engineering, marketing, supplying, installing and servicing certain industrial steam turbine product lines.

BHGE 2019 Proxy Statement | 25

In parallel, we have also entered into an agreement with GE for the long-term supply and related distribution arrangements for heavy-duty gas turbine technology, which will become effective at the Trigger Date. The heavy-duty gas turbine technologies are important components of BHGE TPS’ offerings and the long-term agreements provide greater clarity on the commercial approach and customer fulfillment, and will enable BHGE and GE to jointly innovate on leading technology.

Preserved access to GE Digital software & technology

As part of the Master Agreement Framework, BHGE LLC has agreed with GE Digital to maintain, subject to certain conditions, BHGE LLC's current status as the exclusive reseller of GE Digital offerings in the oil & gas space, provided that BHGE LLC continues to source exclusively from GE Digital for certain GE Digital offerings for oil and gas applications. As part of this agreement, BHGE LLC and GE Digital have revised and extended certain pricing arrangements and have established service level obligations.

Other key agreements

GE and we agreed to maintain current operations and pricing levels with regards to Control upgrade services we offer through our Digitals Solution segment division for the four years commencing on the Trigger Date.

GE will transfer to BHGE certain UK pension liabilities related to the oil and gas businesses of BHGE and certain specified former oil and gas businesses of GE on what is intended to be a fully funded basis (using agreed upon actuarial assumptions). No liabilities associated with GE’s broad-based U.S. defined benefit pension plan will be transferred to us.

The Tax Matters Agreement with GE that was negotiated at the time of the Transactions will be clarified but otherwise will remain substantially in place, and both companies retain the ability to monetize certain tax benefits.

Under the terms of the Master Agreement Framework, the annual intercompany services fee of $55 million that we agreed to pay GE as part of the Transactions will be reduced by 50% to $27.5 million per year beginning on January 1, 2019. The intercompany services agreement will terminate 90 days following the Trigger Date (except with respect to certain tools access).

In connection with the Master Agreement Framework, we have agreed to terminate certain aspects of the transfer restrictions previously applicable to GE under the Stockholders Agreement. The transfer restrictions prohibited GE from transferring any shares of our common stock prior to July 3, 2019 (except to its affiliates) without the approval of the Conflicts Committee of our board of directors. Other provisions of the Stockholders Agreement, including continuing restrictions on certain private transfers of shares of our common stock by GE, and approval requirements for related party transactions, remain in effect.

In addition, the Stockholders Agreement was amended and restated to provide that, following the Trigger Date and until GE and its affiliates own less than 20% of the voting power of our outstanding common stock, GE shall be entitled to designate one person for nomination to our board of directors.
Other GE Related Party Transactions
In connection with the Transactions, on July 3, 2017, we executed a promissory note with GE that represents certain cash that we are holding on GE's behalf due to the restricted nature of the cash. The restriction arises as the majority of the cash cannot be released, transferred or otherwise converted into a non-restricted market currency due to the lack of market liquidity, capital controls or similar monetary or exchange limitations by a Government entity of the jurisdiction in which such cash is situated.  There is no maturity date on the promissory note, but we remain obligated to repay GE, therefore, this obligation is reflected as short-term borrowings. As of December 31, 2018, of the $896 million due to GE, $747 million was held in the form of cash and $149 million was held in the form of investment securities. As of December 31, 2017, of the $1,124 million due to GE, $997 million was held in the form of cash and $127 million was held in the form of investment securities. A corresponding liability is reported in short-term borrowings in the consolidated and combined statements of financial position.
The Company has $538 million and $575 million of accounts payable at December 31, 2018 and 2017, respectively, for goods and services provided by GE in the ordinary course of business. The Company has $653 million and $801 million of current receivables at December 31, 2018 and 2017, respectively, for goods and services provided to GE in the ordinary course of business.

BHGE 2019 Proxy Statement | 26

Prior to the Transactions, GE provided guarantees, letters of credit, and other support arrangements on our behalf. We provide guarantees to GE Capital on behalf of some customers who have entered into financing arrangements with GE Capital.
Trade Payables Accelerated Payment Program
Our North American operations participate in accounts payable programs with GE Capital. Invoices are settled with vendors per our payment terms to obtain cash discounts. GE Capital provides funding for invoices eligible for a cash discount. Our liability associated with the funded participation in the accounts payable programs, which is presented as accounts payable within the consolidated and combined statements of financial position, was $471 million and $293 million as of December 31, 2018 and December 31, 2017, respectively. On January 16, 2019, GE announced the sale of GE Capital’s accounts payable program platform to a third-party and their intent to start transitioning their existing program to an accounts payable program with that party. As a GE affiliate, we are covered under the agreement.
Income Taxes
At closing of the Transactions, BHGE, GE and BHGE LLC entered into a Tax Matters Agreement. The Tax Matters Agreement governs the administration and allocation between the parties of tax liabilities and benefits arising prior to, as a result of, and subsequent to the Transactions, including certain restructuring transactions in connection therewith, and the respective rights, responsibilities and obligations of GE and BHGE, with respect to various other tax matters. GE will be responsible for certain taxes related to the Transactions. GE has assumed approximately $31 million of tax obligations of Baker Hughes related to the Transactions.
Following the closing of the Transactions, BHGE or BHGE LLC (or their respective subsidiaries) may be included in group tax returns with GE. To the extent included in such group tax returns, (i) GE will be required to pay BHGE or BHGE LLC to the extent such separate tax returns include net operating losses that are used to reduce taxes payable by GE with respect to the applicable group tax return, and (ii) BHGE or BHGE LLC will be required to make tax sharing payments to GE in an amount intended to approximate the amount that such entity would have paid if it had not been included in such group tax returns and had filed separate tax returns.
The Tax Matters Agreement also provides for the sharing of certain tax benefits (i) arising from the Transactions, including restructuring transactions, and (ii) resulting from allocations of tax items by BHGE LLC. GE is entitled to 100% of these tax benefits to the extent that GE has borne certain taxes related to the Transactions which are currently estimated to be $31 million. Thereafter, these tax benefits will be shared by GE and BHGE in accordance with their economic ownership of BHGE LLC. The sharing of tax benefits generally is expected to result in cash payments by BHGE LLC to its members. Any such cash payments may be subject to adjustment based on certain subsequent events, including tax audits or other determinations as to the availability of the tax benefits with respect to which such cash payments were previously made.

BHGE 2019 Proxy Statement | 27

Executive Compensation
Compensation Discussion and Analysis

Executive Summary	29
This Compensation Discussion and Analysis ("CD&A") outlines BHGE's executive compensation program for 2018 for our named executive officers (each a "NEO") who are listed below and appear in the Summary Compensation Table.

Total Direct Compensation for NEOs	32
Base Salaries	32
Short-Term Incentive Compensation	33
Long-Term Incentive Compensation	35	Lorenzo Simonelli Chairman, President and CEO
Other Elements of Compensation	38
Decision-Making Process and Key Inputs	40
Additional Compensation Program Features and Policies	42	Brian Worrell Chief Financial Officer
Compensation Committee Report	43
Summary Compensation Table	44
Grants of Plan-Based Awards in 2018	47	Maria Claudia Borras President & CEO, Oilfield Services
Outstanding Equity Awards at Fiscal Year-End	48
Option Exercises and Stock Vested	50
Pension Benefits	50	Roderick Christie President & CEO, Turbomachinery & Process Solutions
Nonqualified Deferred Compensation	51
Potential Payments Upon Termination or Change in Control	51
CEO Pay Ratio Disclosure	57	Derek Mathieson Chief Marketing and Technology Officer
Compensation Committee Interlocks	59

BHGE 2019 Proxy Statement | 28

Executive Summary

The purpose of our compensation program is to motivate and retain exceptional individuals and drive organizational performance that is in the best interest of our stockholders in the long term. We are committed to a pay for performance philosophy and have designed our compensation programs in accordance with these objectives.

Compensation Objectives

To reward both short- and long-term performance, the objectives of our executive compensation program are to:

Align executive and stockholder interests	Provide a significant portion of total compensation that is performance-based and at risk	Attract and retain talented executives

2018 Say-on-Pay Advisory Vote on Executive Compensation and Stockholder Engagement

Each year, BHGE submits our executive compensation program to our stockholders for a "say-on-pay" advisory vote, the results of which are considered when determining compensation practices. In 2018, BHGE’s compensation program and policies received the support of 98% of the total votes cast at our annual meeting. While the say-on-pay vote is advisory and not binding on the Company, the Compensation Committee strongly values the opinions of our stockholders as expressed in the say-on-pay outcome. The Compensation Committee believes that the approval in the stockholder vote demonstrates a strong alignment with our stockholders' interests.

Engagement with our stockholders is very important to us. Even with substantial support of our executive compensation program, in 2018, members of the executive management team reached out to institutional stockholders representing greater than 50% of our public stockholders to discuss the BHGE governance structure and key executive compensation practices and listen to their feedback and priorities. An independent director participated in our engagement when requested and the feedback from stockholder engagement was discussed with the Compensation Committee. We believe that by engaging with our stockholders, we can further align our compensation objectives with stockholders' long-term interests.

Background and Market Context

BHGE is a world-leading fullstream provider of integrated oilfield products, services and digital solutions. We set out to be the partner of choice to oil and gas customers by offering high technology solutions across the value chain, aimed at increasing productivity.

2018 marked BHGE’s first full year as a combined company, which included significant change and progress as we moved beyond the initial integration phase and into the next chapter for BHGE. In November of 2018, our majority stockholder, GE, reduced their ownership from approximately 62.5% to approximately 50.4%, and we reached long-term commercial and technological agreements with GE that should enable our Company to be well positioned for the future.

The market environment in 2018 proved volatile. Through the first three quarters of 2018 we experienced stability in both North American and international markets. However, in the fourth quarter, commodity prices dropped nearly 40% as production in Saudi Arabia and the United Arab Emirates reached record highs and the Iranian supply remained

BHGE 2019 Proxy Statement | 29

online. From an offshore standpoint, we saw multiple offshore projects reach final investment decisions through most of 2018, and the LNG market outlook improved throughout the year due to strong global demand dynamics.

2018 Financial and Operational Highlights

We strive to deliver strong stockholder returns through driving increased market share, margin growth, and strong free cash flow generation. In 2018 we completed major steps towards realizing these goals.

GROWING MARKET SHARE		EXPANDING OPERATING MARGINS
Orders	Revenue	Adjusted Operating Income *	Adjusted Operating Margin *	Synergies
$23.9B up 10% YOY	$22.9B up 5% YOY	$1.4B up 62% YOY	6.1% up 220 basis points YOY	Achieved $0.8B in cost and revenue synergies, ahead of target.

DRIVING FREE CASH FLOW CONVERSION		CREATING LONG TERM VALUE FOR STOCKHOLDERS
Cash Flow from Operations	Free Cash Flow *	Returned $3.3B in cash to stockholders through dividends and share buybacks

$1.8B	$1.2B

* Adjusted operating income, adjusted operating margin and free cash flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in this Proxy Statement as Annex A.

Our annual and long-term incentives are directly tied to our financial priorities of revenue growth, increasing margins, cash generation, and total shareholder return. In 2018, we made great strides in many of these areas.

REVENUE GROWTH	INCREASED MARGINS	CASH GENERATION
Delivered strong growth in short-cycle businesses by capturing market opportunities. Rebuilt equipment backlog in long-cycle businesses to position BHGE for growth in 2019.	Expanded adjusted operating income by 62% and grew margin rates by 220 basis points. The growth was driven by higher volume, synergies, and continued productivity.	Strong results throughout the year were driven primarily by working capital optimization initiatives and process improvements.

$22.9B Revenue	$1.4B Adjusted Operating Income *	$1.2B Free Cash Flow *
* Adjusted operating income and free cash flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in this Proxy Statement in Annex A.

Despite these accomplishments and progress towards our long-term and strategic objectives, our stock price declined in line with general downturn of the market; however, it remained above many peers in our industry. For the year, our stock price was down 32% while the OSX index was down 46%. We intend to continue measuring our stockholder returns relative to our competitive peers and strive for above-market returns.

BHGE 2019 Proxy Statement | 30

Highlights of 2018 Compensation Decisions

The Company continued to reinforce market-aligned and pay for performance elements of its compensation programs.

KEY COMPENSATION DECISIONS
NEO BASE SALARY REMAINED FLAT FOR 2018	Pg 32
APPROVED OVERALL PAYOUT OF 2018 ANNUAL BONUS BELOW TARGET	Pg 33
AWARDED ANNUAL LONG-TERM INCENTIVE GRANTS WITH 50% PSU WEIGHTING AND AN EMPHASIS ON OUTPERFORMING THE MARKET	Pg 35
ADJUSTED THE COMPENSATION REFERENCE GROUP	Pg 40

Additionally, in light of the unique circumstances associated with reduced ownership of our majority stockholder and the impact of GE's stock price decline on BHGE and the NEOs trailing incentive arrangements, the Board determined it was in the Company’s best interest to grant an out-of-cycle equity award to certain key leaders. See section "2018 Special Performance and Retention Awards" on page 37 for more detail.

Compensation Features and Governance

As we focus on creating a best in class compensation program that aligns with our key objectives and our stockholders' long-term interests, we have adopted a number of practices that guide our program. The following table highlights the best governance practices that we employ and the poor practices that we avoid when setting our compensation program.

WHAT WE DO	WHAT WE DON'T DO
Pay for performance	No hedging or pledging of Company stock
Align executive compensation with stockholder returns through long-term incentives	No backdating or repricing of stock option awards
Include clawback provisions	No excessive perquisites
Engage an independent compensation consultant	No dividend equivalents paid on unearned restricted stock units
Mandate "double-trigger" provisions for change-in-control scenarios	No gross-ups in new executive arrangements

BHGE 2019 Proxy Statement | 31

Total Direct Compensation for NEOs

We use traditional compensation elements of base salary, annual short-term incentives, long-term incentives, and employee benefits to deliver both attractive and competitive rewards to our executives. Collectively, these elements comprise total direct compensation. We benchmark both compensation and Company performance in evaluating the appropriateness of our pay practices. Our executive pay decisions are made by the Compensation Committee of our Board of Directors and reviewed with the full Board of Directors. We target the market median for base salary, short-term incentives, and long-term incentives.

2018 Target Total Direct Compensation

Our executive compensation program emphasizes performance-based compensation tied to increases in BHGE stock price and drives strategic imperatives. Approximately 89% of Mr. Simonelli’s target total compensation is performance-based and at risk, while the other NEOs have an average of 82% performance-based and at risk compensation.

Our NEOs' target compensation for 2018 consisted of the components described below:

CEO		OTHER NEOs
11%	BASE SALARY	18%
17%	Purpose
	Fixed cash income to retain and attract highly marketable executives in a competitive market for executive talent.	18%
72%	PERFORMANCE-BASED SHORT-TERM INCENTIVE
	Purpose	64%
	Annual cash incentive program designed to motivate our executives to achieve annual financial goals and other business objectives and reward them accordingly.
	Metrics
	Revenue, Operating Income, Free Cash Flow, and Strategic Priorities
	LONG-TERM INCENTIVE
	Purpose
	Annual equity incentive awards designed to further align the interests of our executives with those of our shareholders by facilitating significant ownership of BHGE stock by the officers.
	Metrics
	50% Performance Share Units—Relative TSR, Relative ROIC—3 Year Cliff Vesting 25% Restricted Stock Units—3 Year Ratable Vesting 25% Stock Options—3 Year Ratable

Base Salaries

Key Action - no salary increases for NEOs in 2018: While considering our position versus market benchmarks and other recent compensation actions, the Compensation Committee determined that salary increases for the NEOs were not appropriate in 2018. The Company did however provide broad-based salary increases to other employees globally.

The Compensation Committee targets the market median of the Reference Group (as described below) for the base salaries of our executive officers, including the NEOs. Typically, when considering an adjustment to a NEO's base salary, the Compensation Committee reviews the survey data and evaluates the NEO's position relative to the market, his or her level of responsibility, experience, and overall performance. The Compensation Committee also considers the NEO's success in achieving business objectives, promoting our cultural pillars and keys to success, improving health and safety, demonstrating leadership, and achieving specific individual performance goals.

In determining global salary budgets, the Compensation Committee also considers the financial performance of the Company and effective execution of the strategy approved by our Board of Directors.

BHGE 2019 Proxy Statement | 32

Short-Term Incentive Compensation

Key Action: The Compensation Committee approved the Company-wide, overall payout of the 2018 annual short-term bonus below target based on achievement of financial metrics (weighted 70%) and achievement of strategic priorities (weighted 30%).

The short-term incentive compensation programs are designed to provide executive officers with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit, functional and individual performance goals. The short-term incentive compensation opportunity is determined using two factors: achievement of pre-determined financial goals and achievement of strategic priorities. Greater weight is placed on the financial component which is the formula-based component of the short-term incentives, consistent with the Company's goal of providing a meaningful link between compensation and Company performance.

Key BHGE design features are as follows:

•	Formulaic, financial metrics weighted at 70% of the bonus that may payout up to 150% of target; and

•	Strategic goals weighted at 30% of the bonus that may payout up to 200% of target.

In January 2018, the Compensation Committee, with approval from the full Board of Directors, approved a bonus design with financial and strategic goals under the BHGE Executive Officer Short-Term Incentive Compensation Plan and the broad-based employee plan. Internally, the bonus is referred to as the "Fullstream Incentive Plan."

Quantitative and qualitative performance goals under the Strategic Blueprint are set with input from the Board of Directors to add focus to other priorities including safety, execution, technology, leadership, and stockholder returns.

OVERALL WEIGHTING	FINANCIAL METRICS
1. Adjusted revenue—adjusted for foreign exchange & M&A activity 2. Adjusted operating income—adjusted for restructuring & other changes 3. Adjusted free cash flow—adjusted for material unusuals

STRATEGIC BLUEPRINT PRIORITIES
	1. Safety & Compliance 2. Execution 3. Technology & Innovation	4. Leadership 5. Shareholder returns

Bonus Based on Financial Metrics

The Compensation Committee approved three equally weighted financial metrics, (1) Adjusted Revenue, (2) Adjusted Operating Income, and (3) Adjusted Free Cash Flow, as a measure of managements' overall success in executing BHGE's strategies and initiatives. The Compensation Committee also approved performance levels with respect to the achievement of the financial metrics: (1) Threshold, (2) Target, and (3) Maximum. The table below represents each of the performance levels and the associated achievement.

BHGE 2018 FINANCIAL GOALS (70% WEIGHT)	THRESHOLD (50%)	TARGET (100%)	MAXIMUM (150%)	RESULTS
Adjusted Revenue ($B)	$21.9B	$23.6B	$25.3B	$23.3B
Adjusted Operating Income ($B)	$1.5B	$1.8B	$2.0B	$1.4B
Adjusted Free Cash Flow ($B)	$0.64B	$0.8B	$1.0B	$0.9B
* Adjusted revenue, adjusted operating income and adjusted free cash flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in this Proxy Statement in Annex A. Note: Revenue result adjusted for foreign exchange and revenue and free cash flow results adjusted for a material down payment.

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BHGE exceeded the target for the Adjusted Free Cash Flow metric, delivered just below target on Adjusted Revenue, and just missed the threshold level of performance for Adjusted Operating Income. The overall achievement of the financial metrics was 74.3% of target.

Bonus Based on Strategic Blueprint Priorities

While the financial metrics reward executive officers for the achievement of specific formulaic measures, the Compensation Committee approved “Strategic Blueprint” priorities for the executive officers to reward them based upon the Compensation Committee's assessment of the achievement of specific performance goals that are critical to the execution of the Company's strategy, but may or may not be formulaic in nature. These Strategic Blueprint priorities consist of the following performance objectives: (1) safety and compliance; (2) execution; (3) technology and innovation; (4) leadership; and (5) shareholder returns.

The maximum funds available for the payment of bonuses related to the Strategic Blueprint priorities may not exceed two times the weighted targets for any participant. In determining the bonus amounts, the achievement of (or failure to achieve) the financial performance goals is not a factor that is considered by the Compensation Committee.

The Compensation Committee assesses the CEO's performance relative to the established performance goals for the period and determines if a payout will be made to the CEO. The same process is conducted for the other NEOs with the addition of taking the recommendations of the CEO into account, as he is able to evaluate the other NEOs based on his daily interactions with them. The Committee carefully considers all of the factors influencing the results and the NEO's performance impacting those results.

The Compensation Committee considered the achievement for the Strategic Blueprint priorities below for 2018 and provided the following assessments on each priority:

PERFORMANCE COMPONENT	2018 PERFORMANCE EXPECTATION	ACHIEVEMENTS
SAFETY & COMPLIANCE	—Improvement in HSE metrics versus 2017 —Compliance first culture
—Delivered 20% improvement in perfect day trending; Recordable incidents down 24%
—Overall Improvement in key HSE metrics … drove increase in HSE and compliance culture through leadership site visits, continued employee education and training

2018 Assessment: Met Expectations

EXECUTION	—Grow faster than the market —Drive margin rate accretion —Structural cost reduction —Drive cash performance
—Grew revenue in Oilfield Services faster than the rig count both overall and internationally.
—Margin rate expanded 220 basis points year over year.
—Delivered approximately $800 million in synergy benefits.
—Free cash flow of $1.2B, up $2.5B year-over-year, improved operational cash metrics (DSOs, DPOs, Inventory Turns).

2018 Assessment: Met Expectations

TECHNOLOGY & INNOVATION	—Launch new business models —New product launches
—Drove significant progress on key new products commercialization to enable continued technology leadership.
—Launched AptaraTM Subsea product family; opened Digital Solutions customer centers for technology demonstrations.

2018 Assessment: Met Expectations

LEADERSHIP	—Active management of GE optionality —Digital leadership —Employee engagement
—Signed new commercial & technology agreements with GE, executed secondary offering and buyback to reduce GE’s ownership to approximately 50.4%.
—Strong execution on BHGE Digital, as well as on digital contracts to deliver margin expansion within the year.
—Launched key internal career and talent initiatives for development and retention

2018 Assessment: Exceeded Expectations

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PERFORMANCE COMPONENT	2018 PERFORMANCE EXPECTATION	ACHIEVEMENTS
SHAREHOLDER RETURNS	—TSR in line with peer group —Execution on capital allocation —Active portfolio management
—BHGE share price down 32% in 2018, but outpacing OSX index by 14 points. BHGE Enterprise Value to EBITDA multiple contracted in 2018.
—Executed multiple dispositions to re-focus portfolio.
—Continued focus & improvement needed in ROIC.

2018 Assessment: Did Not Meet Expectations

The Compensation Committee may apply judgment to decrease or increase the payout associated with the Strategic Blueprint priorities for each business unit, and for each NEO as well. In determining individual payout for each business unit and NEO under the Strategic Blueprint portion of the annual incentive, the Compensation Committee considered the individual achievement of the Company's goals and in his or her areas of direct responsibilities and the magnitude of those contributions relative to the benefit of the Company.

For Mr. Simonelli, the Compensation Committee recognized the strong results BHGE achieved against 2018 objectives, despite challenges of the pending separation from GE and the continued downturn in the market. The Compensation Committee also considered Mr. Simonelli's exemplary leadership in the short time since BHGE was formed to reinforce a culture of safety and compliance, build a streamlined organization to enhance integrated and differentiated solutions for customers, deliver deeper synergies, and support growth opportunities across the products and regions that have positioned BHGE well for long-term growth.

Mr. Simonelli also made recommendations to the Compensation Committee on the payouts for his team, including the NEOs, based on their results, leadership, and contributions in 2018, but was not involved in discussions regarding his own bonus payout.

Final 2018 Short-Term Incentive Payout

The Compensation Committee approved an overall bonus payout under the Fullstream Plan of 95% of target for Mr. Simonelli and 67% to 94% of target for the other NEOs.
The table below represents the 2018 target and actual payout for each of the NEOs based upon the established financial and strategic metrics described above.

NAME	TARGET BONUS	ACTUAL BONUS	% OF TARGET
Lorenzo Simonelli Chairman, President and CEO	$2,100,000	$2,000,000	95%
Brian Worrell Chief Financial Officer	$850,000	$800,000	94%
Maria Claudia Borras President & CEO - OFS	$780,000	$725,000	93%
Roderick Christie President & CEO - TPS	$645,149	$430,000	67%
Derek Mathieson Chief Marketing and Technology Officer	$690,000	$510,000	74%

Long-Term Incentive Compensation

Key Action: Awarded annual long-term incentive grants with an emphasis on out-performing the market. With the intention of rewarding strong performance, the Compensation Committee granted 50% of the NEOs annual long-term incentives during the annual 2018 grant cycle in the form of performance share units based on relative TSR and ROIC versus the Company's Performance Peer Group measured over a performance period of 2018 - 2020.

Key Action: Granted targeted one-time performance and retention awards: Based on the need to solidify the senior leadership team to deliver strategic commitments and the uncertainty associated with the reduced ownership of our majority stockholder, the Compensation Committee granted one-time awards. These awards were made up of

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both PSUs and restricted stock units ("RSUs") to incentivize positive performance. The criteria for the award for our CEO were rigorous compared to market practice with vesting occurring after three and five years and 60% based on absolute TSR targets.

2018 Annual Long-Term Incentive Awards

The long-term incentive program allows executive officers to earn compensation based on sustained multi-year financial and/or superior stock price performance. Consistent with our at-risk pay philosophy, long-term incentives comprise the largest portion of an executive officer's compensation package. Approximately 72% of Mr. Simonelli’s target total compensation is based on long-term incentives, while the other NEOs have an average of 64% based on long-term incentives.

A primary objective of the long-term incentive plan is to align the interests of executive officers with those of our stockholders. The Compensation Committee determines the total grant date value of long-term incentives to be granted to the executive officers as well as the form of long-term incentive compensation vehicles to be utilized. The awards granted to executive officers by the Compensation Committee vary each year and are based on factors such as the demand for talent, cost considerations, the performance of the Company, the executive officer's performance, competitive compensation information including compensation survey data, and total compensation package as well as other factors the Compensation Committee deems critical to achieving the Company’s business objectives.

In January 2018, the Compensation Committee approved long-term incentive awards aligned with the NEOs target compensation package in the form of 50% PSUs, 25% Stock Options, and 25% RSUs. The PSUs vest upon achievement of performance goals after three years and the stock options and RSUs vest one-third each year over three years. The Compensation Committee believes that this split provides a balanced focus on stock price appreciation, the successful achievement of financial results, and aids in the retention of key leaders.

ANNUAL LTI AWARDS	PERFORMANCE SHARES UNITS[1]	STOCK OPTIONS[1]	RESTRICTED STOCK UNITS[1]	TOTAL[1]
Lorenzo Simonelli Chairman, President and CEO	$4,500,000	$2,250,000	$2,250,000	$9,000,000
Brian Worrell Chief Financial Officer	$1,750,000	$875,000	$875,000	$3,500,000
Maria Claudia Borras President & CEO - OFS	$1,250,000	$625,000	$625,000	$2,500,000
Roderick Christie President & CEO - TPS	$1,000,000	$500,000	$500,000	$2,000,000
Derek Mathieson Chief Marketing and Technology Officer	$1,212,500	$606,250	$606,250	$2,425,000
1 Amounts above represent rounded target values as of the date of grant, based on the Company's stock price, and differ from the amounts set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table which are computed in accordance with FASB ASC Topic 718.

The PSU design:

•	Utilizes metrics for relative TSR and relative ROIC;

•	Delivers any payout that is actually earned at the end of the three-year performance period;

•	Compares BHGE performance versus the Company's Performance Peer Group (OSX Index plus TechnipFMC), as defined below;

•	Balances stock returns with capital investment returns; and

•	Provides a payout range from 0% - 150% of the granted units based on actual Company performance.

2018 Performance Shares Units		Relative TSR 50% of Units		Relative ROIC 50% of Units		Percentile Rank (Core Metric)	Payout Multiple (1)
	ð	— Average Closing Price between Dec 2018 and Dec 2021, including dividends — If TSR is negative payout capped at 100%	+	— 3 Year Absolute Change — 3 Year Cumulative Average	ð	75th Percentile or Greater	150%
Payout Range 0% - 150%						50th Percentile	100%
						25th Percentile	50%
						Below 25th Percentile	0%

1The number of the PSUs will be determined by straight-line interpolation for performance between the 25th percentile and the 50th percentile and between the 50th percentile and the 75th percentile.

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2018 Special Performance and Retention Awards

The Compensation Committee generally believes that our core executive compensation program described above is effective and appropriate to link pay and performance and provides adequate incentives to executives. However, in light of the unique circumstances associated with reduced ownership of our majority stockholder and the impact of GE's stock price decline on BHGE and the NEOs trailing incentive arrangements, the Compensation Committee took actions it believed were necessary to secure the management team critical to delivering results for stockholders.

For this reason, the Compensation Committee granted out-of-cycle equity awards to some key leaders including our CEO and certain NEOs. The Compensation Committee considered the following business imperatives in making the grant, and setting the terms of the awards:

•	Solidifying and integrating the senior leadership team required to deliver on the strategic plan commitments

•	Addressing the uncertainty associated with the reduced ownership of our majority stockholder

•	The necessity to deliver the near-term synergies our investors are expecting

•	The need to fulfill the longer-term execution on the fullstream market strategy, and realize the potential of combining the two legacy organizations

The Board believes that Mr. Simonelli’s leadership role during this period was critical, so the criteria applicable to the award granted June 1, 2018 were designed to be rigorous compared to market practices and addressed two primary objectives: performance and retention.

1.
Performance - 60% of the award value is delivered in the form of Outperformance Performance Share Units ("OPSUs"), the value of which is based on both the Company’s absolute TSR and relative TSR over a three-year performance period. If performance goals are achieved, the earned units will vest and payout 50% at the end of three years and 50% after five years. If the Company's TSR per year is 10%, the OPSUs will be earned at the target amount. No OPSUs are earned unless the Company's TSR per year is at least 5% at the end of the three-year performance period.

2.	Retention - 40% of the award value was delivered in the form of RSUs with 50% vesting after three years and 50% vesting after five years, based on continued service.

The table below reflects the OPSU goals and payouts based on absolute and relative TSR performance over the three year period. The number of the OPSUs earned between threshold and target and target and maximum performance will be determined by straight-line interpolation.

PERFORMANCE GOALS	ABSOLUTE TSR (ANNUALIZED)	THRESHOLD	TARGET	MAXIMUM
		5%	10%	20%
MAXIMUM PAYOUT LEVELS[1] (AS % OF TARGET SHARES)	Relative TSR Below Median	50%	100%	150%
	Relative TSR Above Median	50%	100%	300%
1 If TSR is below median, then the maximum payout is capped at 4x target value. If TSR is above median, then the maximum payout is capped at 6x target value.

The awards for Messrs. Worrell and Christie, and Ms. Borras were granted April, 24, 2018 in the form of 50% relative TSR-based PSUs with a three-year performance period and the same design as the annual award described above and 50% RSUs. At the end of the three-year period, the PSUs will vest to the extent that they are earned based on performance and the RSUs will vest in full.

The table below represents the grant date value of the target number of shares under these awards.

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SPECIAL STOCK GRANT	PERFORMANCE-BASED SHARES UNITS	RESTRICTED STOCK UNITS	TOTAL
Lorenzo Simonelli Chairman, President and CEO	$1,800,000	$1,200,000	$3,000,000
Brian Worrell Chief Financial Officer	$750,000	$750,000	$1,500,000
Maria Claudia Borras President & CEO - OFS	$750,000	$750,000	$1,500,000
Roderick Christie President & CEO - TPS	$500,000	$500,000	$1,000,000
1 Amounts above represent rounded target values as of the date of grant, based on the Company's stock price, and differ from the amounts set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table which are computed in accordance with FASB ASC Topic 718.

Other Elements of Compensation

In connection with the Transactions described under BHGE Ownership Structure, BHGE is developing harmonized benefit plans for employees. For 2018, our employees remained on legacy benefit platforms that were in place prior to the Transactions, including for some employees, plans sponsored by GE O&G or BHI, respectively. Both GE O&G and BHI offered a variety of health and welfare and retirement programs to all eligible employees. The NEOs are generally eligible for the same broad-based benefit programs on the same basis as the rest of our employees who work in their respective countries. Programs that provide different levels of benefits for executive officers are noted in the descriptions below, including long-term disability, life insurance, the BHGE Supplemental Retirement Plan (the "BHGE SRP"), the GE Supplementary Pension Plan, the Executive Severance Plan, and financial counseling.

We routinely benchmark our benefits programs against the competitive market and make modifications as we deem appropriate. Outlined below is a summary of legacy benefits provided in 2018 to executives of GE O&G and BHI respectively. A new set of streamlined executive benefits are currently under consideration and will be phased in as appropriate. All our employees in the U.S. have been enrolled in harmonized BHGE plans as of 2019.

Executive Benefits

In 2018, legacy GE O&G officers were eligible for GE U.S. executive benefits, including Mr. Simonelli and Ms. Borras. Messrs. Worrell and Christie were eligible for benefits consistent with their expatriate assignments. Mr. Mathieson was eligible for legacy BHI executive benefits.

Life Insurance

The GE plan provided taxable payments to cover premiums for universal life insurance policies for legacy GE O&G NEOs in or from the U.S. These policies include: (1) Executive Life, which provides universal life insurance policies for the NEOs totaling $3 million in coverage at the time of enrollment and increases by 4% annually thereafter; and (2) for Leadership Life, which provides universal life insurance policies for the NEOs with coverage of two times their annual pay (salary + most recent bonus).
The BHI plan provided life insurance and accidental death and dismemberment programs and provide financial protection for employees or their beneficiaries in the event of death. The Company provides life insurance and accidental death and dismemberment coverage at two times pay for executive officers. Executive officers may purchase additional life insurance and accidental death and dismemberment coverage from one to six times pay. All employees have the option of purchasing supplemental life insurance, spouse and child life insurance as well as voluntary accidental death and dismemberment insurance. Various limits apply to each program.

The BHI plan also provided a long-term disability program with continuation of a percentage of the employee’s base pay up to age 65 if the employee has a qualifying disability lasting longer than 26 weeks. Disability coverage options include Company paid core coverage equal to 50% income replacement or optional buy-up coverage equal to 60% income replacement. NEOs receive the buy-up option at no additional cost.

Retirement Plans

GE provides retirement benefits to the legacy GE O&G NEOs, including Messrs. Simonelli, Worrell, Christie and Ms. Borras, under the same GE Pension Plan, GE Supplementary Pension Plan, or U.K. pension plans as applicable, in

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which other eligible GE employees participate. A portion of the benefits accrued under these plans was allocated to BHGE based on the NEOs’ service with BHGE since July 2017 in relation to the NEOs’ combined service with GE (i.e., prior to July 2017) and BHGE. The Pension Plan is a funded, tax-qualified plan. The Supplementary Pension Plan (SPP), which increases retirement benefits above amounts available under the Pension Plan, is an unfunded, unsecured obligation of GE and is not qualified for tax purposes.

The U.S. GE Pension Plan and U.K. GE Pension plan are broad-based retirement programs that are closed to new participants. Eligible U.S. employees vest in the U.S. pension plan after five years of qualifying service and the plan also requires employee contributions, which vest immediately.

The GE Supplementary Pension Plan is an unfunded and non-tax-qualified retirement program that was offered to eligible GE O&G U.S.-based executives. For those who became U.S. GE O&G executives prior to January 1, 2011, including Messrs. Simonelli and Worrell, the plan provides an annuity benefit above amounts available under the GE Pension Plan (a “supplementary pension benefit”). For those who became U.S. GE O&G executives on or after January 1, 2011, including Ms. Borras, the plan provides a retirement benefit paid in 10 annual installments (an “executive retirement benefit”). During their service with BHGE, Messrs. Simonelli and Worrell and Ms. Borras have continued to accrue benefits under the GE Supplementary Pension Plan.

The GE Pension Saver arrangement was offered to eligible GE O&G employees in or from the U.K. and provides company contributions based on salary and level. Mr. Christie participates in this benefit.

The BHGE SRP offered to legacy BHI executives in 2018 is a nonqualified defined contribution retirement plan intended to supplement the retirement benefits of a select group of management. It provides for a basic contribution of 5% of the participant’s elective deferral under the SRP and 5% of the sum of the participant’s base compensation and bonus for the calendar year (whether or not deferred) that exceeds the dollar limit under Section 401(A)(17) of the Code ($275,000 in 2018); and the base contribution that would have been made under the BHGE 401(k) Plan but for the participant’s elective deferral under the SRP or the dollar limit under Section 401(A)(17) of the Code; plus deemed interest credits based upon the rate of earnings on selected notional investment funds.

Executive Severance Plan

The harmonized BHGE Executive Severance Plan provides assistance to executive officers, including NEOs, while they seek other employment following an involuntary separation from service. Under the plan, NEOs are eligible for severance of twelve months of base salary and outplacement services up to twelve months. Our NEOs may also have additional severance benefits through individual agreements or "Stay and Win" agreements, which are described in the Payments Upon Change in Control or Termination section later in this Proxy Statement.

Financial Counseling

In addition to Company-wide benefits, BHGE provides NEOs with elective Company-paid professional financial planning and tax preparation services through a third party. We believe this service improves their understanding of the compensation and benefits programs offered by the Company and serves to maximize the retention and engagement value of our programs. It also allows the NEOs to more fully concentrate on our business success and comply with plan requirements. We do not reimburse executives for taxes paid on income attributable to this benefit.

Indemnification Agreements

We entered into an indemnification agreement with each of our directors and executive officers. These agreements provide that we will indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors' and officers' liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted in the State of Delaware and are in addition to any other rights the indemnitee may have under the Company's Certificate of Incorporation, Second Amended and Restated Bylaws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced executive officers and directors.

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Decision-Making Process and Key Inputs

Compensation Committee Process

Annually, the Compensation Committee reviews each compensation element for the CEO and each of the other NEOs. The independent consultant to the Compensation Committee provides benchmark data based on the established compensation Reference Group, as well as market trends and legislative updates. When reviewing compensation for the NEOs, the Compensation Committee balances each NEO's scope of responsibilities and experience against competitive compensation levels.

Each January, our CEO meets with the Compensation Committee and with the Board to review BHGE's performance for the past year. The review focuses on the financial results and the quantitative and qualitative performance objectives from the Strategic Blueprint priorities. At this time, they also review and approve the short-term incentive goals for the upcoming year and new long-term incentive grants.

At each meeting during the year, the Compensation Committee is engaged on the topics related to leadership and talent development, with one meeting dedicated wholly to a deep-dive review of succession planning for key executive officer roles, including the CEO.

In 2018 our Compensation Committee had five in-person meetings. In addition, the Compensation Committee held a number of telephonic meetings to discuss and review critical integration and transition items related to both executive and broad-based compensation and benefits programs.

Compensation Consultant and Conflict of Interest Analysis

In March 2018, the Compensation Committee formally retained Frederic W. Cook & Co., Inc. ("FW Cook") as its independent compensation consultant. FW Cook advised the Compensation Committee on matters related to the executive officer's compensation and general compensation programs, including industry best practices.

In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, the Compensation Committee considered the relationships FW Cook had with the Company, the members of the Compensation Committee and BHGE’s executive officers, as well as the policies that FW Cook had in place to maintain its independence and objectivity, and determined that no conflicts of interest arose from the work performed by FW Cook.

Benchmarking

The high level of competition for executive talent magnifies the need to ensure that our executive compensation programs are appropriately positioned against peer companies. To appropriately benchmark compensation and measure performance, BHGE utilizes two primary benchmarking sources: (1) a Compensation “Reference Group” and (2) a Performance “Peer Group.”

Compensation “Reference Group”

Key Action - Adjusted the compensation Reference Group: In addressing feedback from external stakeholders and responding to BHGE’s current market valuation, the Compensation Committee reviewed the Reference Group and replaced some of the larger companies with more appropriate benchmarks.

In July 2018, the Compensation Committee asked FW Cook to review the appropriateness of the Company’s current Reference Group to validate its composition and evaluate whether it continues to provide an appropriate benchmark for competitive pay analysis. The original BHGE Reference Group was constructed based on pro forma financial scope data. FW Cook proposed adjustments to the Reference Group to align with our current market cap, recognize changes in the market such as mergers and acquisitions, and strengthen external alignment. There are challenges developing a reference group based solely on our industry. The direct industry is small and the majority are significantly smaller in size and scale of operations. Consequently, expansion beyond the direct industry is necessary to maintain a sufficient sample size of suitable comparison companies.

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The chart below represents the key criteria that was considered in this review.

PRIMARY SELECTION CRITERIA

Similar Business Characteristics: Global scale, engineering, industrial, and technology applications, multiple divisions, logistical complexity, business services, asset/people intensity, mature stage business

Labor Market Competitors: BHGE’s market for executive talent extends throughout multiple industries

Scale: Primary – Revenue, Secondary – Market Cap. Generally within a 1/3x to 3x range but larger comparators may be appropriate if the prior criteria are met

As a result of this review, the Compensation Committee approved an adjustment to the Reference Group where eight large companies from the original reference group were replaced with eight general industry companies with appropriate size and scope range. The new Reference Group for BHGE continues to be comprised of 30 companies including industry peers and companies in the broader energy and general industry sectors with similar business characteristics, size, margins, competition for talent, and other key compensable factors. Following on this review and update to the Reference Group, BHGE is positioned at the median for revenue, just below the median for market cap, and our executive compensation is also aligned with the median of the Reference Group.

COMPENSATION REFERENCE GROUP
30 companies - Blend of General Industry, Capital Intensive and Global Oil & Gas Peers
3M Company	EOG Resources, Inc.*	Occidental Petroleum Corporation
Anadarko Petroleum Corporation*	FedEx Corporation	PACCAR Inc.
Caterpillar Inc.	Fluor Corporation	Parker-Hannifin Corporation*
ConocoPhillips	General Dynamics Corporation	Raytheon Company
Cummins Inc.	Halliburton Company	Schlumberger Limited
Danaher Corporation*	Honeywell International Inc.	TechnipFMC plc*
Deere & Company	Illinois Tool Works Inc.*	Textron Inc.*
Devon Energy Corporation	International Paper Company	United Parcel Service Inc.
Eaton Corporation plc	Johnson Controls International plc	United Technologies Corporation
Emerson Electric Co.*	National Oilwell Varco Inc.	Weatherford International plc
Used to identify and compare executive pay practices such as pay mix, levels and magnitude, competitiveness, prevalence of long-term incentive vehicles, and pay-for-performance plans.
* Indicates new company in Compensation Reference Group

The Compensation Committee considers executive compensation at these companies as just one among several factors in setting pay. We target compensation at the 50th percentile of an appropriate peer group. The Committee uses the comparative data as a reference point in exercising judgment about compensation types and amounts. The use of Reference Group proxy data and published survey data in both the general industry and the energy industry (collectively, the “Survey Data”) satisfies the need for both statistical validity and industry factors. The Reference Group data is used to assess the competitive market value for executive jobs, assess pay practices, validate targets for pay plans, test the compensation strategy, observe trends and provide a general competitive backdrop for decision making.

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Performance “Peer Group"
The Compensation Committee assesses Company performance and associated compensation based on the companies in the OSX index plus TechnipFMC to align with the wider portfolio of BHGE. Because of the technical nature of the industry, cyclical nature of the markets, high labor needs, and capital requirements, these oilfield service companies provide the best competitive comparison for benchmarking performance over the long-term to determine payouts in awards such as PSUs.

PERFORMANCE PEER GROUP
16 companies based on the OSX index plus TechnipFMC
Bristow Group, Inc.	Nabors Industries Ltd.	TechnipFMC
Core Lab NV	National Oilwell Varco, Inc.	Teekay Tankers CL A
Diamond Offshore Drilling, Inc.	Oceaneering International, Inc.	Transocean Ltd.
Golar LNG Ltd.	Oil States International Inc.	Weatherford International Ltd.
Halliburton Company	Rowan Companies, plc
Helmerich & Payne, Inc.	Schlumberger Limited
Used to compare performance in order to determine long-term incentive plan results.

Additional Compensation Program Features and Policies

Stock Ownership Guidelines

The BHGE Board of Directors adopted stock ownership guidelines for our executive officers to ensure that they have a meaningful economic stake in the Company. The guidelines are designed to satisfy an individual executive officer's need for portfolio diversification, while maintaining management stock ownership at levels intended to be high enough to assure our stockholders of management's commitment to value creation. Executive officers are required to hold the number of shares valued at a multiple of their base salary, in the amounts listed below:

ROLE	GUIDELINES
Chairman, President and Chief Executive Officer	6X Base Salary
Chief Financial Officer	3X Base Salary
Other executive officers reporting to the CEO	2X Base Salary

An executive officer has five years to comply with the ownership requirement starting from the date of appointment to a position noted above. If an executive officer is promoted to a position with a higher ownership salary multiple, the executive officer has five years from the date of the change in position to reach the higher expected stock ownership level but he or she still must meet the prior expected stock ownership level within the original five years of the date first appointed to such prior position. Executive officers who have not met the applicable stock ownership level within the time required are required to hold 75% of the net shares acquired from the future exercise or vesting of awards received under the Company's equity compensation programs until the ownership levels are met.

The Compensation Committee annually reviews each executive officer's compensation and stock ownership levels to determine whether they are appropriate. In 2018, all of the NEOs were in compliance with the stock ownership guidelines.

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Risk Assessment

BHGE conducts an annual review of its compensation programs and practices to assess any inherent risks which are reasonably likely to have a material adverse effect on the Company and presents a report to the Compensation Committee to facilitate a discussion. For purposes of this review, risk was defined as any compensation arrangements for all employees, including NEOs, that could motivate behavior that could be reasonably likely to have a material adverse effect on the Company.

The review evaluates certain areas of potential risk and tools for mitigating risk specifically related to compensation. Overall, the Company’s compensation programs are designed to manage risk at appropriate levels and do not include features which encourage behaviors that lead to excessive risk-taking.

Clawback Policy

In 2017, the Company adopted a clawback policy providing the Board with the right to request and receive reimbursement of performance or incentive compensation for conduct detrimental to the Company which resulted in a material inaccuracy in the Company’s financial statements or performance metrics, which affect the executive officer’s compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to stockholders.

John G. Rice, Chair	Gregory D. Brenneman	Martin S. Craighead	James J. Mulva

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Summary Compensation Table

The following table summarizes the total compensation paid or earned for 2018, 2017, and 2016 by each of the NEOs, comprised of our principal executive officer, our principal financial officer and our three other most highly compensated executive officers during the year ended December 31, 2018.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	STOCK AWARDS (2) ($)	OPTION AWARDS (3) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION (4) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(5) ($)	ALL OTHER COMPENSATION(6) ($)	TOTAL ($)
Lorenzo Simonelli Chairman, President & CEO (1)	2018	1,400,000	9,631,365	2,249,996	2,000,000	369,247	309,153	15,959,761
	2017	700,000	6,480,880	4,499,991	607,124	204,895	156,076	12,648,966

Brian Worrell Chief Financial Officer (1)	2018	850,000	4,120,548	874,992	800,000	201,492	437,210	7,284,242
	2017	425,000	3,659,679	874,992	284,345	126,479	421,310	5,791,805

Maria Claudia Borras President & CEO--OFS	2018	780,000	3,375,296	624,998	725,000	110,915	68,293	5,684,502

Roderick Christie President & CEO--TPS (7)	2018	645,880	2,498,603	499,989	430,000	4,299	266,983	4,345,754

Derek Mathieson Chief Marketing & Technology Officer	2018	690,000	1,807,106	606,250	510,000	—	800,891	4,414,247
	2017	666,769	4,443,393	606,241	470,400	16,051	307,571	6,510,425
	2016	636,308	2,386,968	—	752,013	9,785	156,275	3,941,349
____________

(1)
The compensation for 2017 paid to Messrs. Simonelli and Worrell from July 3, 2017 through December 31, 2017 is for service related to BHGE. Note, their annual salaries were unchanged from 2017 to 2018 as the 2017 annualized salary for each was $1,400,000 and $850,000 respectively. Their annual incentive targets did not change from 2017 to 2018 and the amount reflected for 2017 in the "Non-equity Incentive Plan Compensation" was the same 6 month period only.

(2)
The amount reflected in the "Stock Awards" column is the aggregate grant date fair value of stock awards in the form of PSUs, OPSUs, and RSUs granted in the years shown. This value includes one-time special performance and retention awards for Messrs. Simonelli, Worrell, Christie, and Ms. Borras. For RSUs, and PSUs based on relative ROIC, generally the aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award's vesting schedule and does not correspond to the actual value that the NEOs will realize from the award. For PSUs and OPSUs based on TSR, the aggregate grant date fair value of the awards made to the NEOs is estimated in accordance with FASB ASC Topic 718. The estimated fair value of each TSR based grant is established on the date of grant using a Monte Carlo simulation model in a manner that is consistent with generally accepted valuation principles. The value ultimately realized by the executive upon the actual vesting award may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 13 - Stock-Based Compensation” of the Notes to Consolidated and Combined Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2018. The value of the 2018 PSUs and OPSUs at the grant date, assuming achievement of the maximum performance level of 150% for PSUs and 300% for OPSUs would be: Mr. Simonelli -- $11,805,886; Mr. Worrell -- $3,722,526; Mr. Christie -- $2,236,185; Ms. Borras -- $2,986,030; and Mr. Mathieson -- $1,785,961.

(3)
The amount reflected in the "Option Awards" column is the aggregate grant date fair value of the awards made to the NEOs, computed in accordance with FASB ASC Topic 718. The fair value of each grant is established on the date of grant using the Black-Scholes option-pricing model. The value ultimately realized by the executive upon the actual vesting of the exercise of the stock options may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 13 - Stock-Based Compensation” of the Notes to Consolidated and Financial Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2018.

BHGE 2019 Proxy Statement | 44

(4)
The amount reflected in the "Non-Equity Incentive Plan Compensation" column is the payment earned under our annual bonus program and the amounts for 2017 reflect annual incentive paid to Messrs. Simonelli and Worrell from July 3, 2017 through December 31, 2017.

(5)
This amount reflects the change in the present values of the NEOs’ accumulated benefits under applicable pension plans and above-market earnings on nonqualified deferred compensation. The amount for each of Messrs. Simonelli, and Worrell and Ms. Borras reflects the portion of the change in the present value of accumulated benefits in 2018 under the GE Pension Plan and the GE Supplementary Pension Plan that is allocable to service with BHGE since July 2017 (i.e., it does not reflect the change in such value that is allocable to service with GE prior to July 2017). The amount for Mr. Christie reflects the change in present value of accumulated benefits under the GE U.K. Pension Plan. Only Mr. Mathieson had BHGE related compensation deferrals and participated in the BHGE SRP, and the values represent changes under those plans since January 2018. The breakdown is shown in the following table.

NAME	CHANGE IN PENSION VALUE $	ABOVE MARKET EARNINGS $
Simonelli	369,247	0
Worrell	201,492	0
Borras	110,915	0
Christie	4,299	0
Mathieson	—	—

(6)
We provide NEOs with other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. The costs of these benefits for 2018, minus any reimbursements by the NEOs, are shown in the table below.

NAME	LIFE INSURANCE PREMIUMS	COMPANY CONTRIBUTIONS TO RETIREMENT & SAVINGS PLANS	FINANCIAL & TAX PLANNING	RELOCATION BENEFITS	RELOCATION TAX BENEFITS	DIVIDEND EQUIVALENTS	STAY & WIN PAYMENT	OTHER	TOTAL
Simonelli	41,626	11,000	13,193	—	200,347	42,987	—	—	309,153
Worrell	23,915	9,625	21,303	272,659	86,217	23,491	—	—	437,210
Borras	19,857	11,000	—	—	—	15,639	—	21,797	68,293
Christie	—	64,457	—	189,103	—	13,423	—	—	266,983
Mathieson	5,894	77,030	—	—	—	16,484	700,000	1,483	800,891

Life Insurance Premiums: Described under Employee Benefits in this Proxy Statement.

Company Contributions to Retirement & Savings Plans: For Messrs. Simonelli and Worrell and Ms. Borras, the values represent employer matching and base contributions under the GE Retirement Saving Plan. For Mr. Christie the values represent employer contributions to the U.K. GE Pension Saver Program. For Mr. Mathieson, the values represent employer matching and employer base contributions that the Company contributed to the BHGE 401(k) Plan that is available to all U.S. employees and Company contributions to SRP accounts available to U.S. executives.

Financial and Tax Planning: Expenses for the use of advisors for financial, estate, and tax preparation and planning and investment analysis and advice.

Relocation Benefits: With respect to Messrs. Worrell and Christie this column reflects benefits provided to them in connection with their non-permanent assignments to London and Florence, at the Company's request and while employed by BHGE.These benefits, which are consistent with those we provide to employees working on non-permanent assignments outside their home countries consisted of cost-of-living adjustments, housing, transportation, utilities, and other destination services.

Relocation Tax Benefits: With respect to Messrs. Simonelli, Worrell, and Christie this column reflects the cost of Company-provided tax equalization benefits provided to them in connection with their non-permanent assignments for BHGE-related compensation. Mr. Simonelli relocated to Houston, TX in December 2017 and the values represent trailing benefits with his prior assignment in London, U.K. The amounts reflect the net cost after considering hypothetical taxes that are withheld from their compensation. These benefits are consistent with those we provide to employees working on non-permanent assignments outside their home countries.

Dividend Equivalents: This column reflects payments for dividend equivalents that accrued as quarterly dividends are declared and that are paid when the RSUs vest. This column does not include the value of any Transaction-related payments in respect

BHGE 2019 Proxy Statement | 45

of the special dividend of $17.50 paid to all BHI stockholders and upon the vesting of legacy BHI RSU awards because that value is already represented in the grant date value of the RSUs granted.

Stay and Win Payment: As disclosed in Form 8-K filings in 2017, prior to the Transactions, Mr. Mathieson, as a legacy BHI executive, accepted a "Stay and Win" agreement to continue with BHGE. The agreement provided a cash retention award paid in three equal installments over three years, subject to his continued service. The award will continue to vest in 2019 and 2020. In consideration for the award, the agreement included a waiver by the executive of all rights and claims for any termination payments or benefits provided under any then existing BHI change in control agreements or plans.

Other: This column reflects other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of benefits described in this section. These benefits included an annual physical examination for Mr. Mathieson and a Company car for Ms. Borras. The Company discontinued providing cards to executives beginning in 2019.

(7)	Mr. Christie’s compensation is paid in British Pounds. His salary was converted to dollars by using the foreign exchange rate on December 31, 2018 which was 1 British Pound to 1.27 US Dollars.

BHGE 2019 Proxy Statement | 46

Grants of Plan-Based Awards in 2018

This table discloses the number of PSUs, RSUs, and stock options granted during 2018 and the grant date fair value of these awards. It also sets forth potential future payouts under the Company's equity incentive plans.

			ESTIMATED PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER PERFORMANCE-BASED RSUs (#) (2)			RSUs (3) (#)	STOCK OPTIONS(4) (#)	STOCK OPTION EXERCISE PRICE ($/Sh)	GRANT DATE FAIR VALUE OF AWARDS ($)
NAME	GRANT DATE	AWARD TYPE	THRES-HOLD ($)	TARGET ($)	MAXIMUM ($)	THRES-HOLD (#)	TARGET (#)	MAXIMUM (#)
Lorenzo Simonelli	N/A	STI	$735,000	$2,100,000	$3,465,000
	1/22/2018	PSU				—	126,582	189,873				$4,458,218
	1/22/2018	Stock Option								199,822	$35.55	$2,249,996
	1/22/2018	RSU							63,291			$2,248,729
	6/1/2018	OPSU				—	51,532	154,596				$1,725,807
	6/1/2018	RSU							34,354			$1,198,611
Brian Worrell	N/A	STI	$297,500	$850,000	$1,402,500
	1/22/2018	PSU				—	49,226	73,839				$1,733,740
	1/22/2018	Stock Option								77,708	$35.55	$874,992
	1/22/2018	RSU							24,613			$874,500
	4/24/2018	PSU				—	21,657	32,486				$763,193
	4/24/2018	RSU							21,657			$749,116
Maria Claudia Borras	N/A	STI	$273,000	$780,000	$1,287,000
	1/22/2018	PSU				—	35,161	52,742				$1,238,371
	1/22/2018	Stock Option								55,506	$35.55	$624,998
	1/22/2018	RSU							17,580			$624,617
	4/24/2018	PSU				—	21,657	32,486				$763,193
	4/24/2018	RSU							21,657			$749,116
Roderick Christie	N/A	STI	$226,058	$645,880	$1,065,702
	1/22/2018	PSU				—	28,129	42,194				$990,704
	1/22/2018	Stock Option								44,404	$35.55	$499,989
	1/22/2018	RSU							14,064			$499,694
	4/24/2018	PSU				—	14,438	21,657				$508,795
	4/24/2018	RSU							14,438			$499,410
Derek Mathieson	N/A	STI	$241,500	$690,000	$1,138,500
	1/22/2018	PSU				—	34,106	51,159				$1,201,213
	1/22/2018	Stock Option								53,841	$35.55	$606,250
	1/22/2018	RSU							17,053			$605,893
________

(1)	Amounts represent potential payouts for the fiscal year 2018 performance year under BHGE short-term incentive (STI) plans. If threshold levels of performance are not met, then the payout can be zero.

(2)
Amounts represent grants of PSUs made in January and April 2018. These awards cliff vest after three years if the performance criteria are met. Additionally for Mr. Simonelli, amounts include OPSUs granted in June 2018. This award vests 50% after three years and 50% after five years if performance criteria are met. For potential payout information, see the discussion on "Performance Share Units" in the Compensation Discussion & Analysis Section.

(3)
Amounts shown represent the number of RSUs granted in 2018. Awards generally vest pro rata over a three-year period beginning on the first anniversary of the grant date. Dividends are accrued throughout the year on RSUs and paid out once the units vest. The dividend rate is determined by the Board of Directors on a quarterly basis. The Company determines the fair value of RSUs based on the market price of our Common Stock on the date of grant, discounted by the present value of future dividends.

(4)	Amounts represent options granted in 2018 under the BHGE 2017 Long-Term Incentive Plan (the "LTIP"). Awards vest pro rata over a three-year period beginning on the first anniversary of the grant date.

BHGE 2019 Proxy Statement | 47

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2018 for the NEOs. The table also shows unvested and unearned stock awards assuming a market value of $21.50 per share (the closing market price of the Company's Class A Common Stock on December 31, 2018, the last trading day of 2018).

		OPTION AWARDS				STOCK AWARDS
NAME	OPTION / PSU / OPSU / RSU GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE (1) ($)	OPTION EXPIRATION DATE (2)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(10)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (5) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED
Lorenzo Simonelli	8/1/2017	124,895	249,792	35.70	8/1/2027
	8/1/2017					121,094 (3)	2,603,521
	1/22/2018		199,822	35.55	1/22/2028
	1/22/2018					63,291(3)	1,360,757
	1/22/2018							126,582(4)	2,721,513
	6/1/2018					34,354	738,611(5)
	6/1/2018							51,532(6)	1,107,938
Brian Worrell	7/31/2017	23,502	47,005	36.89	7/31/2027
	7/31/2017					66,173(3)	1,422,720
	1/22/2018		77,708	35.55	1/22/2028
	1/22/2018					24,613(3)	529,180
	1/22/2018							49,226(4)	1,058,359
	4/24/2018					21,657(7)	465,626
	4/24/2018							21,657(8)	465,626
Maria Claudia Borras	7/19/2011	2,990	0	59.50	12/31/2019
	7/31/2017	16,787	33,575	36.89	7/31/2027
	7/31/2017					44,054(3)	947,161
	1/22/2018		55,506	35.55	1/22/2028
	1/22/2018					17,580(3)	377,970
	1/22/2018							35,161(4)	755,962
	4/24/2018					21,657(7)	465,626
	4/24/2018							21,657(8)	465,626
Roderick Christie	7/31/2017	13,430	26,860	36.89	7/31/2027
	7/31/2017					37,814(3)	813,001
	1/22/2018		44,404	35.55	1/22/2028
	1/22/2018					14,064(3)	302,376
	1/22/2018							28,129(4)	604,774
	4/24/2018					14,438(7)	310,417
	4/24/2018							14,438(8)	310,417

BHGE 2019 Proxy Statement | 48

		OPTION AWARDS				STOCK AWARDS
NAME	OPTION / PSU / OPSU / RSU GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE (1) ($)	OPTION EXPIRATION DATE (2)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(10)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (5) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED
Derek Mathieson	1/26/2011	12,200	0	44.82	1/26/2021
	7/19/2011	9,900	0	59.50	7/19/2021
	7/16/2012	8,465	0	21.80	7/16/2022
	1/24/2013	8,020	0	27.71	1/24/2023
	7/24/2013	15,192	0	30.25	7/24/2023
	1/22/2014	14,753	0	39.23	1/22/2024
	7/14/2014	17,277	0	55.20	7/14/2024
	1/25/2017					34,909(8)	750,544
	7/31/2017	16,283	32,568	36.89	7/31/2027
	7/31/2017					32,868(3)	706,662
	1/22/2018		53,841	35.55	1/22/2028
	1/22/2018					17,053(3)	366,640
	1/22/2018							34,106(9)	733,279
________

(1)
The original exercise price was equal to the closing market price of a share of our Class A Common Stock on the last trading day prior to the grant date for stock options granted prior to 2018. Upon the closing of the Transactions and in accordance with the terms of the Transactions, the exercise price of stock options granted prior to 2017 was reduced by $17.50 to reflect the special dividend paid to all BHI stockholders in connection with the Transactions.

(2)	Each option grant has a ten-year term and vests ratably over three years beginning on the first anniversary of the grant date.

(3)	Reflects the number of three-year RSUs that will vest ratably over three years beginning on the first anniversary of the grant date.

(4)	Reflects the target number of three-year TSR and ROIC PSUs that are scheduled to vest in January 2021, subject to the achievement of performance and service conditions.

(5)	Reflects the number of five-year RSUs that that are scheduled to vest 50% in June 2021 and 50% in June 2023, subject to continued service.

(6)	Reflects the target number of three-year OPSUs that are scheduled to vest 50% in June 2021 and 50% in June 2023, subject to the achievement of performance and service conditions.

(7)	Reflects the number of three-year RSUs that will cliff vest after three years on the third anniversary of the grant date.

(8)	Reflects the target number of three-year TSR PSUs that are scheduled to vest in April 2021, subject to the achievement of performance and service conditions.

(9)
Includes performance-based RSUs granted to Mr. Mathieson in January 2017 that converted to time-based RSUs upon the closing of the Transactions based on the change-in-control provision in the award agreements. This award cliff vests on the three-year anniversary of the grant date.

(10)	This column does not include the value of the special dividend of $17.50 paid to all BHI stockholders and upon the vesting of legacy BHI RSU awards.

BHGE 2019 Proxy Statement | 49

Option Exercises and Stock Vested

The following table sets forth certain information regarding options and stock awards exercised and vested during 2018 for the NEOs.

NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (1) (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING (2) ($)
Lorenzo Simonelli	—	—	60,545	2,074,877
Brian Worrell	—	—	33,086	1,144,114
Maria Claudia Borras	19,571	178,996	22,027	761,694
Roderick Christie	—	—	18,905	653,735
Derek Mathieson	—	—	23,414	804,071
____________

(1)
The value realized upon the exercise of the option award is determined by multiplying the number of shares acquired on exercise by the difference between the market price of the stock at exercise and the exercise price of the option.

(2)	The value realized upon the vesting of the stock awards is determined by multiplying the number of shares of stock by the closing price of the stock on the vesting date.

Pension Benefits

The following table discloses the years of credited service of, present single-sum value of the accrued benefits for, and payments during the last fiscal year to each of the NEOs under the GE Pension Plan, the GE Supplementary Pension, and the BHI Pension Plan. See “Compensation Discussion & Analysis, Employee Benefits, Retirement Plans” for a detailed description of the benefits provided under these plans.

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT (1) ($)	PAYMENTS DURING LAST FISCAL YEAR ($)
Lorenzo Simonelli (2)	GE Supplementary Pension Plan	1.5	517,940	—
Lorenzo Simonelli (2)	GE Pension Plan	1.5	54,394	—
Brian Worrell (2)	GE Supplementary Pension Plan	1.5	260,727	—
Brian Worrell (2)	GE Pension Plan	1.5	63,634	—
Maria Claudia Borras (2)	GE Supplementary Pension Plan	1.5	197,371	—
Roderick Christie (2)	GE U.K. Pension Plan	1.5	4,299	—
Derek Mathieson	BHI Pension Plan	10	70,603	—
____________

(1)
For a discussion of valuation assumptions, see “Note 11 - Employee Benefit Plans” of the Notes to Consolidated and Combined Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2018.

(2)
The amount for each of Messrs. Simonelli, Worrell, and Ms. Borras reflects the portion of the present value of his or her accumulated benefit under the GE Pension Plan and the GE Supplementary Pension Plan that is allocable to service with BHGE since July 2017 (i.e., it does not reflect the change in such value that is allocable to service with GE prior to July 2017). The amount for Mr. Christie reflects the portion of the present value of his accumulated benefit under the GE U.K. Pension Plan that is allocable to service with BHGE since July 2017 (i.e., it does not reflect the change in such value that is allocable to service with GE prior to July 2017).

BHGE 2019 Proxy Statement | 50

Nonqualified Deferred Compensation

The following table discloses contributions, earnings and balances to each of the NEOs under the BHGE SRP that provide for compensation deferral on a non-tax-qualified basis. See “Compensation Discussion & Analysis, Employee Benefits, Retirement Plans” for a detailed description of the deferred compensation benefits.

NAME	PROGRAM	EXECUTIVE CONTRIBUTIONS IN LAST FY (1) ($)		REGISTRANT CONTRIBUTIONS IN LAST FY (2) ($)	AGGREGATE EARNINGS IN LAST FY ($)	AGGREGATE WITHDRAWALS / DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FY END ($)
Lorenzo Simonelli (3)	NA	—		—	—	—	—
Brian Worrell (3)	NA	—	—	—	—	—	—
Maria Claudia Borras (3)	NA	—	—	—	—	—	—
Roderick Christie (3)	NA
Derek Mathieson	BHGE SRP	34,500		52,279	11,013	—	836,132
____________

(1)	Amounts shown in the “Executive Contributions in Last FY” column are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)	Amounts shown in the “Registrant Contributions in Last FY” column are also included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Messrs. Simonelli, Worrell, and Christie and Ms. Borras do not have any BHGE-related compensation deferrals and did not participate in the SRP in 2018.

Potential Payments Upon Change in Control or Termination

BHGE does not have change in control agreements or provide excise tax gross-ups on any payments associated with a change in control. Some of our compensation plans that apply on the same basis to other employees, however, contain provisions with narrow change in control definitions that generally provide benefits only if an employee is terminated without Cause or resigns for Good Reason within 12 months following a change in control. A reduction in GE’s ownership stake in BHGE generally would not constitute a change in control.

Under the BHGE Executive Officer Short-Term Incentive Compensation Plan, in the event of a change in control and involuntary termination, the participant will receive an amount equal to his or her annual target bonus for the year of termination multiplied by a fraction, the numerator of which equals the number of days that have elapsed since the beginning of the performance period through and including the date of termination, and the denominator of which equals the number of days in the performance period. Payment of such prorated award will be made at the same time and in the same manner as awards are paid to other participants whose employment continues.

Under the LTIP, there is no prescribed treatment of outstanding equity awards, though the Compensation Committee has discretion to take actions it deems necessary. The equity award agreements provide that, in the event of a Change in Control and involuntary termination during the 12-month period following a Change in Control, restrictions on all RSUs will immediately lapse, any unvested options become immediately vested and exercisable. On a termination within 12 months following a Change in Control, the services restrictions on all PSUs will immediately lapse and the satisfaction of performance conditions will be fixed at target, and the service restrictions on all OPSUs will immediately lapse and the satisfaction of performance conditions will be fixed based on actual performance as of the date of the Change in Control.

“Change in Control” under the LTIP generally means:

BHGE 2019 Proxy Statement | 51

•
the acquisition of at least 50% of the total voting power represented by the Company’s then-outstanding voting securities, other than any acquisition directly from the Company or by the Company, General Electric Company or any of their affiliates;

•
a merger or consolidation of the Company with any other entity, unless the voting securities of the Company continue to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent; or

•
a sale or disposition by the Company of all or substantially all of its assets, other than a sale or disposition to an entity at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company.

Notwithstanding the foregoing, a Permitted Spin Transaction (as defined and specifically allowed under the Baker Hughes, a GE company, LLC Amended and Restated LLC Agreement) by GE to it stockholders, would not constitute a Change in Control.

Additionally, a Change in Control would occur with the respect to the 2018 grant of equity awards under the LTIP if a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

Payments Upon Involuntary Termination of Employment Not in Connection with a Change in Control

The BHGE Executive Severance Plan provides that, on an involuntary termination of employment, executive officers receive severance pay equal to 12 months of base salary and outplacement. The BHGE Executive Officer Short-Term Incentive Compensation Plan provides that an executive officer is eligible to receive an amount equal to the executive officer's earned annual bonus, prorated based on the number of months that the executive officer participated in the annual incentive bonus plan during the calendar year. Executive officers are also generally provided up to 12 months of health insurance benefits.

Separately, our NEOs have certain benefits under individual agreements or “Stay and Win” awards.

•
Messrs. Simonelli and Worrell are eligible for benefits under the BHGE Executive Severance Plan plus (a) an additional six months of base salary and (b) 1.5 times the greater of the last annual bonus and the average of the last three year bonuses (applying the bonuses earned prior to employment by BHGE if needed).

•
For a period of three years following the closing of the Transactions, in exchange for waiving termination benefits under the BHI CIC Plan, Mr. Mathieson is eligible for certain severance benefits on a termination of employment as a “Safety Net” under his “Stay and Win” awards described in the 2018 CD&A including a lump sum payment equal to 18 months of his base salary, accelerated payment of unpaid amounts under the cash retention plan, the acceleration of the vesting of any outstanding and unvested RSUs from the BHI January 2017 Annual Grant and July 2017 “Founder’s Grant”, a pro-rata bonus, outplacement benefits, a gross-up of any excise tax imposed on “excess” change in control payments under Section 4999 of the Internal Revenue Code, and interest on any payment that is subject to a six-month delay under Section 409A of the Internal Revenue Code.

Any amounts payable under the Executive Severance Plan are reduced by the amount of any severance payments payable to the executive officer under any other plan, program or individual contractual arrangement.

Pursuant to the equity award agreements, awards that have been held for at least one year would receive the following treatment: a pro-rata portion of RSUs would immediately lapse, a pro-rata portion of unvested options would become immediately vested and exercisable, a pro-rata portion of PSUs and OPSUs would be deemed to have satisfied the service condition and would remain eligible to vest subject to the attainment of the specified performance conditions.

If the executive officer had involuntarily terminated employment with BHGE without cause on December 31, 2018 the executive officer would have received the following:

BHGE 2019 Proxy Statement | 52

•	all outstanding RSUs that have been held for at least one year would have become vested on a pro-rata basis and become non-forfeitable;

•	all outstanding stock options that have been held for at least one year would have become vested on a pro-rata basis and exercisable; and

•
all outstanding PSUs and OPSUs that have been held for at least one year would have satisfied the service condition and would remain eligible to vest subject to the attainment of performance conditions.

Payments in the Event of a Change in Control without Termination of Employment

If a Change in Control were to have occurred on December 31, 2018, or any other date, and the executive officers did not incur a termination of employment, the executive officers would not have been entitled to any payments in connection with the Change in Control. However, PSUs would have been deemed to have satisfied their performance condition at target performance and OPSUs would have been deemed to have satisfied their performance condition based on actual performance as of the date of the Change in Control. In both cases, the awards would still be subject to their respective service conditions.

Payments in the Event of a Change in Control and Termination of Employment by the Executive Officer for Good Reason or by the Company or Its Successor Without Cause

In addition to the benefits described above under “Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control,” if an executive officer is terminated without Cause or for Good Reason within 12-months following a Change in Control, pursuant to the equity award agreements, restrictions on all RSUs would have immediately lapsed, any unvested options would have immediately vested and become exercisable, the service restrictions on all PSUs would have immediately lapsed and the the satisfaction the performance conditions would have been fixed at target, and the service restrictions on all OPSUs would have immediately lapsed and the satisfaction of performance conditions would have been fixed based on actual performance as of the date of the change in control.

Termination of Employment for Any Reason

If an executive officer had terminated employment with BHGE on December 31, 2018 for any reason, including resignation or involuntary termination of employment for Cause, the executive officer would have been entitled to receive those vested benefits to which the executive officer is entitled under the terms of the employee benefit plans in which the executive officer is a participant as of the executive officer's date of termination of employment.

Payments Upon Disability

If the executive officer had terminated employment with BHGE on December 31, 2018 due to disability, the executive officer would have received the following:

•	all outstanding RSUs that have been held for at least one year would have become fully vested and non-forfeitable;

•	all outstanding stock options that have been held for at least one year would have become fully vested and exercisable;

•	all outstanding PSUs and OPSUs that have been held for at least one year would have satisfied the service condition and would remain eligible to vest subject to the performance condition;

•
an amount equal to the executive officer's earned annual incentive bonus, prorated based on the number of months of the executive officer's participation in the annual incentive bonus during the calendar year; and

•	for Mr. Mathieson, any other termination benefits described in “Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control” above.

Payments Upon Death

If an executive officer had terminated employment with us on December 31, 2018 due to death, the executive officer would have received the following:

BHGE 2019 Proxy Statement | 53

•	all outstanding RSUs granted by us would have become fully vested and non-forfeitable;

•	all outstanding stock options granted by us would have become fully vested and exercisable;

•	all outstanding PSUs and OPSUs would have satisfied the service condition and would remain subject to the performance condition;

•	an amount equal to the executive officer's annual target bonus; and, for Mr. Mathieson, any other termination benefits described in “Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control” above.

Payments Upon Retirement

If an executive officer had met retirement eligibility of 60 years old with 5 years of service on December 31, 2018, the executive officer would have received the following benefits:

•	all outstanding RSUs that have been held for at least one year would have become fully vested and non-forfeitable;

•	all outstanding stock options that have been held for at least one year would have become fully vested and exercisable; and

•	all outstanding PSUs and OPSUs that have been held for at least one year would have satisfied the service condition and would remain subject to the performance condition.

BHGE 2019 Proxy Statement | 54

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

The table below assumes a termination date or change-in-control date of December 31, 2018, the last day of the fiscal year. The value of equity compensation awards (accelerated vesting of stock options and restricted stock awards/units) is based on the closing price of our Class A Common Stock of $21.50 on the NYSE on December 31, 2018, the last trading day of 2018.

	LORENZO SIMONELLI ($)		BRIAN WORRELL ($)		MARIA CLAUDIA BORRAS ($)	RODERICK CHRISTIE ($)	DEREK MATHIESON ($)
Payments upon a Change in Control Without Termination of Employment
Accelerated Vesting of RSUs / PSUs / OPSUs (1)	—		—		—	—	750,544
Dividend Equivalents (2)	—		—		—	—	660,129
TOTAL	—		—		—	—	1,410,673

Payments in the Event of a Change in Control and Termination of Employment With Good Reason or by the Company Without Cause
Accelerated Vesting of Stock Option Awards (3)	—		—		—	—	—
Accelerated Vesting of RSUs / PSUs / OPSUs (4)	8,532,340		3,941,509		3,012,344	2,340,985	2,557,124
Dividend Equivalents (2)	233,077		117,943		84,148	68,510	719,854
Severance Payment	3,367,562		2,045,973		780,000	645,880	1,035,000
Annual Incentive Bonus	2,100,000		850,000		780,000	645,880	690,000
Cash Payment (Stay and Win balance)	—		—		—	—	1,400,000
Continuation of Health and Life Insurance Benefits	46,425		29,973		30,751	—	—
Outplacement Services	35,000		35,000		35,000	35,000	30,000
Interest Paid for Section 409A Six-Month Delay	N/A		N/A		N/A	N/A	75,342
TOTAL	14,314,404		7,020,398		4,722,243	3,736,255	6,507,320

Payments upon Disability
Accelerated Vesting of Stock Option Awards (5)	—		—		—	—	—
Accelerated Vesting of RSUs / PSUs / OPSUs (6)	2,603,521		1,422,720		947,161	813,001	1,457,206
Dividend Equivalents (2)	129,571		70,805		47,138	40,461	695,298
Annual Incentive Bonus	2,100,000		850,000		780,000	645,880	690,000
Cash Payment	—		—		—	—	2,435,000
Interest Paid for Section 409A Six-Month Delay	—		—		—	—	75,342
TOTAL	4,833,092		2,343,525		1,774,299	1,499,342	5,352,846

Payments upon Death
Accelerated Vesting of Stock Option Awards (3)	—		—		—	—	—
Accelerated Vesting of RSUs / PSUs / OPSUs (8)	8,532,340		3,941,509		3,012,344	2,340,985	2,557,124
Dividend Equivalents (2)	233,077		117,943		84,148	68,510	719,854
Annual Incentive Bonus	2,100,000		850,000		780,000	645,880	690,000
Cash Payment (7)	—		—		—	—	2,435,000
TOTAL	10,865,417		4,909,452		3,876,492	3,055,375	6,401,978

Payments upon Retirement (9)
Accelerated Vesting of Stock Option Awards (5)	—	—	—	—	—	—	—
Accelerated Vesting of RSUs / PSUs / OPSUs (6)	—	—	—	—	—	—	—
Annual Incentive Bonus	—	—	—	—	—	—	—

BHGE 2019 Proxy Statement | 55

	LORENZO SIMONELLI ($)		BRIAN WORRELL ($)		MARIA CLAUDIA BORRAS ($)	RODERICK CHRISTIE ($)	DEREK MATHIESON ($)
TOTAL	—	—	—	—	—	—	—

Payments upon Involuntary Termination of Employment Not in Connection with a Change of Control
Accelerated Vesting of Stock Option Awards (10)	—		—		—	—	—
Accelerated Vesting of RSUs / PSUs / OPSUs (11)	542,400		296,400		197,325	169,375	897,765
Dividend Equivalents (2)	18,164		9,926		6,608	5,672	667,456
Severance Payment	3,367,562		2,045,973		780,000	645,880	1,035,000
Annual Incentive Bonus	2,100,000		850,000		780,000	645,880	690,000
Cash Payment (Stay and Win Balance)	—		—		—	—	1,400,000
Continuation of Health and Life Insurance Benefits	46,425		29,973		30,751	—	—
Outplacement Services	35,000		35,000		35,000	35,000	30,000
Interest Paid for Section 409A Six-Month Delay	N/A		N/A		N/A	N/A	75,342
TOTAL	6,109,551		3,267,272		1,829,684	1,501,807	4,795,563

________

(1)
While awards granted under the BHGE Plan would generally not vest upon a change in control without termination the attainment of performance conditional for PSUs would have been measured at target at the time of the Change in Control and the performance conditions for OPSUs would have been measured based on actual performance as of the date of the Change in Control, as described above. In both cases, the awards would still be subject to their respective service conditions. RSUs granted to Mr. Mathieson in January 2017 would vest in full upon a Change in Control per the award agreements under the BHI plan.

(2)
Values include the quarterly dividend equivalents that would be due upon the vesting of the RSUs and the Transaction-related payment in respect of the special dividend of $17.50 paid to all BHI stockholders and paid upon the vest of legacy BHI RSU awards.

(3)	All outstanding stock options would have become fully vested and exercisable.

(4)
All service-based restrictions on RSUs, PSUs, and OPSUs would have immediately lapsed. Attainment of the performance conditions would be fixed at target for PSUs and based on actual performance as of the date of the Change in Control for OPSUs. For the purpose of this calculation, OPSUs were measured at target.

(5)	All outstanding stock options that have been held for at least one year would have become fully vested and exercisable.

(6)
Assuming the outstanding awards have been held for at least one year, RSUs would have fully vested and become non-forfeitable and PSUs and OPSUs would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.

(7)	In the event that Mr. Mathieson becomes disabled or passes away, the cash retention balance and severance value under his Stay and Win award would be paid to him or his estate.

(8)
All outstanding RSUs would have become fully vested and non-forfeitable. All outstanding PSUs and OPSUs would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.

(9)	None of our NEOs met the retirement criteria.

(10)	Outstanding stock options that have been held for at least one year would have become vested on a pro-rata basis and exercisable.

(11)
Assuming the outstanding awards have been held for at least one year, RSUs would have vested on a pro-rata basis and become non-forfeitable and PSUs and OPSUs would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.

BHGE 2019 Proxy Statement | 56

CEO Pay Ratio Disclosure

Provisions of the Dodd-Frank Act and regulations that were amended pursuant thereto (the "Pay Ratio Rule") require U.S. public companies to disclose the ratio of their CEO’s compensation to that of their median employee. The Pay Ratio Rule permits a company to identify the "median employee" once every three years, so long as there have been no changes in the company's employee population or employee compensation arrangements that would result in a significant change to the Company's pay ratio disclosure.
Our headcount from 2017 to 2018 has remained relatively flat with approximately 66,000 employees globally, and our compensation philosophy has not changed. While there have been slight changes in our global footprint and we have had routine compensation actions for employees, we do not believe these slight changes or routine actions would significantly impact our pay ratio disclosure. Therefore, as permitted under the Pay Ratio Rule, we have used the compensation of the same employee we identified for last year's proxy as an estimate of median compensation for 2018.
We have estimated the median of the 2018 annual total compensation of our employees, excluding our CEO, to be $77,042. The 2018 total compensation of our Chairman, CEO, and President, Lorenzo Simonelli, was $15,959,761, as reflected in the summary compensation table. The ratio of the total compensation of Mr. Simonelli to the estimated median of the annual total compensation of our employees was 207 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with the Pay Ratio Rule.
Because the Pay Ratio Rule for identifying the median employee allows companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.
Background
Please refer to our 2018 Proxy Statement for the complete methodology used to identify the median employee; however, the information therein is not incorporated by reference into this Proxy Statement.
Median Employee
We are using the compensation of the same employee that was identified for our 2018 Proxy for an estimate of the median compensation. This employee remains an active, full-time employee based in the U.S. in the same position. As with our global employee population, the median employee’s compensation has been reviewed for merit increase/market adjustment, and his or her annual salary has increased as a result. His or her 2018 annual compensation is $77,042, and represents regular earnings only; the median employee did not receive variable compensation, cash allowances, short-term or long-term incentives in 2018. We do not include any estimate representing the cost of employee benefits as some companies do.
Population
Our global employee headcount has changed very little since the filing date of our 2018 Proxy Statement, We have experienced headcount losses through natural attrition and following through on post-merger synergies, but we have increased our headcount in certain areas of the business.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2018, the Compensation Committee consisted of Messrs. Rice (Chair), Brenneman, Craighead and Mulva. During 2018, none of the members of the Compensation Committee served as an officer or employee of the Company and none of the Company's executive officers served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company's Board of Directors.

BHGE 2019 Proxy Statement | 57

Proposal No. 2 - Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company.

However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal.

We believe that our compensation policies and decisions are focused on pay for performance principles, as well as being strongly aligned with the long-term interests of our stockholders and being competitive in the marketplace. As discussed previously in the Compensation Discussion and Analysis section, the Company’s principal compensation policies, which enable the Company to attract and retain strong and experienced executive officers, include:

✓    providing a significant percentage of total compensation that is variable because it is at-risk, and based on predetermined performance criteria;
✓    requiring significant stock holdings to align the interests of executive officers with those of stockholders;
✓    designing competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced executive officers; and
✓    setting compensation and incentive levels that reflect competitive market practices.

We are asking our stockholders to indicate their support for our NEO compensation program as described in this Proxy Statement. This is an advisory vote to approve NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative disclosures.”
The Board has adopted a policy to provide for annual say on pay votes.

THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE "FOR" THE COMPENSATION PROGRAMS OF THE NEOS ON AN ADVISORY BASIS

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Audit Committee Report

The Audit Committee is comprised of three members, each of whom is independent, as defined by the standards of the NYSE, the rules of the SEC, and under the Company’s Governance Principles. The Audit Committee assists the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function, and the review and pre-approval of the current year audit and non-audit services. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. The Audit Committee also is responsible for the selection and hiring of the Company’s independent registered public accounting firm. To promote independence of the audit, the Audit Committee consults separately and jointly with the Company’s independent registered public accounting firm, the internal auditors and management.
During the year ended December 31, 2018, the Audit Committee held eleven meetings and otherwise met and communicated with management and with KPMG LLP, the Company’s Independent Registered Public Accounting Firm for 2018. KPMG LLP discussed with the Audit Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees.” The Audit Committee also discussed with KPMG LLP its independence from the Company and received the written disclosures and the letter from KPMG LLP concerning independence as required by the PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee also reviewed the provision of services by KPMG LLP not related to the audit of the Company’s financial statements and not related to the review of the Company’s interim financial statements as it pertains to the independence of KPMG LLP. KPMG LLP also periodically reported the progress of its audit of the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee reviewed and discussed with management the Company’s financial results prior to the release of earnings. In addition, the Audit Committee reviewed and discussed with management, the Company’s internal auditors and KPMG LLP, the interim financial information included in the March 31, 2018, June 30, 2018 and September 30, 2018 Form 10-Qs prior to their being filed with the SEC. The Audit Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2018 with management, the Company’s internal auditors and KPMG LLP. KPMG LLP informed the Audit Committee that the Company’s audited financial statements for the year ended December 31, 2018 are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. KPMG LLP also informed the Audit Committee that the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee also monitored and reviewed the Company’s procedures and policies relating to the requirements of Section 404 of SOX and related regulations.
Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

W. Geoffrey Beattie	Lynn L. Elsenhans, Chair	James J. Mulva

BHGE 2019 Proxy Statement | 59

Fees Paid to KPMG LLP, KPMG S.p.A. and Deloitte & Touche LLP
The Audit Committee appointed KPMG LLP as the Company’s independent registered public accountant to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending on December 31, 2018 and the interim period July 3, 2017 through December 31, 2017. As a result of the consummation of the Transactions on July 3, 2017, which was treated as a “reverse acquisition” for accounting purposes, the historical financial statements of the accounting acquirer, GE O&G, became the historical financial statements of the Company for periods ending after July 3, 2017. Deloitte was the independent auditor that audited Baker Hughes Incorporated's financial statements prior to the Transactions and KPMG S.p.A. was the independent auditor that audited GE O&G’s financial statements prior to the Transactions.
KPMG LLP, KPMG S.p.A., and Deloitte severally billed or will bill the Company or its subsidiaries for the aggregate fees set forth in the respective tables below for services provided during fiscal years 2018 and 2017. These amounts include fees paid or to be paid by the Company for (i) professional services rendered for the audit of the Company’s annual financial statements, review of quarterly financial statements and audit services related to the effectiveness of the Company’s internal control over financial reporting, (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and (iii) professional services rendered for tax compliance, tax advice, and tax planning.

The table below shows the aggregate fees paid or to be paid to KPMG LLP for professional services related to fiscal years 2018 and 2017:

KPMG LLP	2018	2017

(in millions)
Audit fees	$28.2	$31.8
Audit-related fees	0.2	0.3
Tax fees	0.1	0.3
All Other	—	—
Total	$28.5	$32.4

The table below shows the aggregate fees paid or to be paid to KPMG S.p.A. for professional services related to fiscal years 2018 and 2017:

KPMG S.p.A.	2018	2017

(in millions)
Audit fees	$0.3	$8.8
Audit-related fees	—	—
Tax fees	—	—
All Other	—	—
Total	$0.3	$8.8

The table below shows the aggregate fees paid or to be paid to Deloitte for professional services related to fiscal years 2018 and 2017:

DELOITTE FEES	2018	2017

(in millions)
Audit fees	$—	$7.2
Audit-related fees	—
All Other Audit-Related Fees	—	0.1
Tax fees	—	0.1
All Other	2.6	0.1
Total	$2.6	$7.5

BHGE 2019 Proxy Statement | 60

Audit fees include fees related to the audit of the Company’s annual financial statements, including fees related to the statutory audit requirements of most of our subsidiaries in foreign countries, review of quarterly financial statements and audit services related to the effectiveness of the Company’s internal control over financial reporting.
Audit-related fees are primarily for audit services not directly related to the Company’s annual financial statements, for example audits related to possible divestitures or reorganization activities, assistance in connection with various registration statements and debt offerings, proxy statements and similar matters.
Tax fees are primarily for the preparation of income, payroll, value added and various other miscellaneous tax returns in certain countries where the Company operates. The Company also incurs local country tax advisory services in these countries. Examples of these kinds of services are assistance with audits by the local country tax authorities, acquisition and disposition advice, consultation regarding changes in legislation or rulings and advice on the tax effect of other structuring and operational matters.

Pre-Approval Policies and Procedures
The Audit Committee has the sole authority and responsibility to select, evaluate, compensate and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting). The independent auditor and each such registered public accounting firm reports directly to the Committee. The Audit Committee also has the sole authority to approve all audit engagement fees and terms and the Committee, or the chair of the Committee, must pre-approve any audit and non-audit service provided to the Company by the Company’s independent auditor. All of the services and related fees described above under “audit fees,” “audit-related fees,” “tax fees” and “all other” were approved pursuant to Section 202 of the Sarbanes-Oxley Act and by the Audit Committee.

BHGE 2019 Proxy Statement | 61

Proposal No. 3 - Ratification of the Company's Independent Registered Public Accounting Firm

The Audit Committee has selected the firm of KPMG LLP as our Independent Registered Public Accounting Firm to audit the Company’s books and accounts for the year ending December 31, 2019. KPMG LLP served as our Independent Registered Public Accounting Firm for fiscal year 2018. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the Independent Registered Public Accounting Firm, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of KPMG LLP as our principal Independent Registered Public Accounting Firm. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.
KPMG LLP’s representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our stockholders.

THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

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General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BHGE, a Delaware corporation, to be voted at the Annual Meeting scheduled to be held on May 10, 2019 and at any and all reconvened meetings after adjournments thereof.

Information About the Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), we furnish to our stockholders proxy materials, including our 2018 Annual Report on Form 10-K of the Company (the “Annual Report”) to stockholders, on the Internet. On or about March 25, 2019, we will send electronically an annual meeting package personalized with profile and voting information (“Electronic Delivery”) to those stockholders that have previously signed up to receive their proxy materials via the Internet. On or about March 25, 2019, we will begin mailing a Notice of Internet Availability of proxy materials (the “E-Proxy Notice”) to those stockholders that previously have not signed up to receive their proxy materials on the Internet. If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report to stockholders. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials or Annual Report to stockholders, you should follow the instructions for requesting such materials included in the E-Proxy Notice.

Stockholders may sign up to receive future proxy materials and other stockholder communications electronically instead of by mail. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. Visit www.proxypush.com/BHGE for additional information regarding electronic delivery enrollment.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 10, 2019

This Proxy Statement and the Annual Report is available for Registered Holders at www.proxydocs.com/BHGE and the means to vote by Internet is available at www.proxypush.com/BHGE. For Beneficial Holders, the means to vote by Internet and this Proxy Statement and Annual Report are available at www.proxyvote.com.

Stockholder of Record; Shares Registered in Your Name

If on March 15, 2019 (the “record date”), your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered a stockholder of record or ("Registered Holder") with respect to those shares, and we sent the proxy materials directly to you. You may vote by proxy over the Internet, telephone, mail or in person at the Annual Meeting. Please refer to the specific voting instructions set forth in the proxy materials. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

Beneficial Owner; Shares Registered in the Name of the Broker, Bank or Other Agent

If on March 15, 2019, your shares were held in “street name” in an account at a brokerage firm, bank or other nominee holder, then you are considered the beneficial owner or ("Beneficial Holder") of the shares and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the Registered Holder for purposes of voting at the Annual Meeting. As the Beneficial Holder, you have the right to direct the organization on how to vote the shares held in your account. You may direct the vote of these shares by following the instructions on the voting form enclosed with the proxy materials from the bank or brokerage firm. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first request a legal proxy from your bank or brokerage firm. Requesting a legal proxy will automatically cancel any voting directions you have previously given with respect to your shares.

BHGE 2019 Proxy Statement | 63

Voting

Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors, FOR the advisory vote related to the Company’s executive compensation program and FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2019. If any additional matter should be presented properly at the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

Proxies may be revoked at any time prior to the exercise thereof by filing with the Company’s Corporate Secretary, at the Company’s executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Company are located at 17021 Aldine Westfield Road, Houston, Texas 77073. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the Company’s executive offices by stockholders of record for proper purposes.

Solicitation of Proxies

The Company will bear the cost of any solicitation of proxies, whether by Internet or mail. In addition to solicitation, certain of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies in person, by telephone, or by electronic communication. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies from stockholders of the Company for an anticipated fee of $8,500, plus out-of-pocket expenses.

Attendance

Only stockholders of record or beneficial owners of the Company’s Class A Common Stock and Class B Common Stock may attend the meeting in person. If you are a stockholder of record, you may be asked to present proof of identification, such as a driver’s license. Beneficial owners must also present evidence of share ownership, such as a recent brokerage account or bank statement. All attendees must comply with our standing rules, which will be distributed upon entrance to the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described in this Proxy Statement so that your vote will be counted if you later decide not to attend the Annual Meeting.

Householding
We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to: Baker Hughes, a GE company, Attn: Corporate Secretary, 17021 Aldine Westfield Road, Houston, Texas 77073, +1 (713) 439-8600. Stockholders may also address future requests for separate delivery of the Proxy Statement, or for delivery of a single copy where they are currently receiving multiple copies, by contacting us at the address or phone number listed above.

Annual Report

The Annual Report, which includes audited financial statements for the fiscal year ended December 31, 2018, accompanies this Proxy Statement only if you have requested that a copy of this Proxy Statement be mailed to you. The Annual Report is also available electronically by following the instructions in the E-Proxy Notice, as described in the “Proxy Statement-Information About the Notice of Internet Availability of Proxy Materials” section of this Proxy Statement. However, the Annual Report is not part of the proxy soliciting information. In addition, a copy of our Annual Report is available in print at no cost to any stockholder that requests it by writing to us at Corporate Secretary, c/o Baker Hughes, a GE company, 17021 Aldine Westfield Road, Houston, Texas 77073.

BHGE 2019 Proxy Statement | 64

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company or BHGE LLC under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

Stockholder Proposals

Under SEC regulations, proposals of stockholders intended to be included in the proxy materials for the 2020 Annual Meeting must be received no less than 120 calendar days before the anniversary date of the proxy statement for the prior year's Annual Meeting was made available to stockholders (i.e., November 26, 2019). Under the Company's Bylaws, proposals of stockholders intended to be presented at the 2020 Annual Meeting must be received by the Company no earlier than 120 days and no later than 90 days before the anniversary of the prior year's Annual Meeting (i.e., after January 11, 2020 and no later than February 10, 2020) to be properly brought before the 2020 Annual Meeting and to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting. Such proposals should be mailed to the Company’s Corporate Secretary, c/o Baker Hughes, a GE company, 17021 Aldine Westfield Road, Houston, Texas 77073.
Nominations of directors by stockholders must be received by the Chairperson of the Governance & Nominating Committee of the Company’s Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or the Corporate Secretary, c/o Baker Hughes, a GE company, 17021 Aldine Westfield Road, Houston, Texas 77073 no earlier than 120 days and no later than 90 days before the anniversary of the prior year's Annual Meeting (i.e., after January 11, 2020 and no later than February 10, 2020) to be properly nominated before the 2019 Annual Meeting, although the Company is not required to include such nominees in its Proxy Statement.

Other Matters

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

BHGE 2019 Proxy Statement | 65

Voting Securities

The securities of the Company entitled to vote at the Annual Meeting consist of shares of its Class A Common Stock, par value $0.0001 per share ("Class A Common Stock"), and Class B Common Stock, par value $0.0001 per share ("Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), of which 514,901,983 shares and 521,543,095 shares, respectively, were issued and outstanding at the close of business on March 15, 2019. Only stockholders that hold shares at the close of business on the record date will be entitled to vote at the meeting. Each share of Common Stock, voting as a single class, entitles the holder thereof to one vote on each matter to be considered at the meeting. GE has informed the Company that it will vote in accordance with the Board’s recommendations and, as a result, we expect each of the proposals to be voted upon at the Annual Meeting to pass. In addition, the Stockholders Agreement, dated as of July 3, 2017, by and between the Company and GE, as amended from time to time (the "Stockholders Agreement"), provides that GE must cause its shares of Common Stock to be present for quorum purposes at any stockholder meeting, vote in favor of all non-GE directors (as defined therein), and not vote in favor of the removal of any non-GE director (as defined therein) other than for cause.

The presence in person or by proxy of the holders of a majority of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Assuming a quorum is present, (i) the affirmative vote of a plurality of votes cast by the holders of shares present or represented at the Annual Meeting and entitled to vote on the matter is required for the election of directors, (ii) the affirmative vote of holders of the majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for the approval of the advisory vote related to the Company's executive compensation program and the approval of the ratification of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2019.

Brokers, banks or other nominees that hold shares of Common Stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals under the rules of the New York Stock Exchange (the "NYSE Rules") when they have not received instructions from the beneficial owners, such as Proposal 3 (the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year 2019). If a broker, bank or other nominee votes such “uninstructed” shares for or against a "routine" proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the "routine" proposals. However, where a proposal is not “routine,” a broker, bank or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as "broker non-votes" when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the "non-routine" proposals such as Proposal 1 (the election of directors) and Proposal 2 (the advisory vote related to the Company’s executive compensation program).

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ANNEX A
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

The Company presents its financial results in accordance with U.S. GAAP. However, management believes that using additional non-GAAP measures will enhance the evaluation of the profitability of the Company and its ongoing operations. The following tables reconcile BHGE GAAP financial information with BHGE non-GAAP financial information used in the Proxy Statement for the year ended December 31, 2018. Certain columns and rows may not add due to the use of rounded numbers.

(in millions)	Year ended December 31, 2018
Orders	$23,904
Revenue	$22,877
Operating income	$701
Adjusted Operating income (non-GAAP)	$1,391
Cash flows generated from operating activities	$1,762
Free cash flow (non-GAAP)	$1,225

The reconciliations of operating income (GAAP) and adjusted operating income (non-GAAP) for the year ended December 31, 2018 are as follows:

(in millions)	Year ended December 31, 2018
Operating income (GAAP)	$701
Inventory impairment and related charges	$105
Restructuring, impairment and other	$433
Merger and related costs	$153
Total operating income adjustments	$690
Adjusted operating income (non-GAAP)	$1,391

The calculation of cash flow from operating activities (GAAP) to free cash flow (non-GAAP) for the year ended December 31, 2018 is as follows:

(in millions)	Year ended December 31, 2018
Cash flow from operating activities (GAAP)	$1,762
Add: cash used in capital expenditures, net of proceeds from disposal of assets	$(537)
Free cash flow (non-GAAP)	$1,225
Less: significant down payment from a customer	$(300)
Adjusted Free cash flow (non-GAAP)	$925

Adjusted revenue is the consolidated revenue (GAAP) for the twelve months ended December 31, 2018 of $22,877 million adjusted for the impact of foreign exchange and business development transactions of $283 million resulting in adjusted revenue (non-GAAP) of $23,274 million.

BHGE 2018 Proxy Statement | A-1

Baker Hughes, a GE company Annual Meeting of Stockholders
Friday, May 10, 2019
for holders as of March 15, 2019
This proxy is solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/BHGE
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
855-658-0965
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Lorenzo Simonelli and William D. Marsh and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of the Class A Common Stock and Class B Common Stock of Baker Hughes, a GE company which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

PROXY TABULATOR FOR

BAKER HUGHES, a GE company
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — Baker Hughes, a GE company

Annual Meeting of Stockholders
May 10, 2019, 9:00 a.m. (Central Daylight Time)
This proxy is solicited on behalf of the Board of Directors

The undersigned appoints Lorenzo Simonelli and William D. Marsh (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of the Class A Common Stock and the Class B Common Stock of Baker Hughes, a GE company (the "Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 2001 Rankin Road, Baker Street Conference Room, Houston, Texas 77073, on Friday, May 10, 2019 at 9:00 a.m. (CDT) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

The Board of Directors of the Company recommends a vote "FOR" all nominees for director, and "FOR" the proposals in items 2 and 3.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director and "FOR" each of the proposals 2 and 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box. ☐

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →